AMENDED AND RESTATED
                       AGREEMENT AND PLAN OF COMBINATION

                                 BY AND AMONG

                     JW CHARLES FINANCIAL SERVICES, INC.,
                            A FLORIDA CORPORATION,

                          JW GENESIS FINANCIAL CORP.,
                            A FLORIDA CORPORATION,

                    GENESIS MERCHANT GROUP SECURITIES LLC,
                    A CALIFORNIA LIMITED LIABILITY COMPANY,

                                      AND

                       THE GENESIS MEMBERS NAMED HEREIN

                           DATED AS OF MARCH 9, 1998

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
ARTICLE 1:  CERTAIN DEFINITIONS................................................2
     1.1 Definitions...........................................................2
     1.2 Other Definitional Provisions........................................14
     1.3 Captions.............................................................14

ARTICLE 2:  THE COMBINATION...................................................15
     2.1 Articles of Share Exchange; Delivery of Membership Interests.........15
     2.2 The Effective Time...................................................15
     2.3 Certain Effects of the Combination...................................15
     2.4 Exchange of  Genesis Membership Interests; Exchange of JWCFS
          Common Stock........................................................16
     2.5 Assumption of JWCFS Options, Purchase Rights, and Warrants...........17
     2.6 Adjustments..........................................................18
     2.7 Surrender of Certificates............................................18
     2.8 Escrow Account.......................................................20
     2.9 Maintenance of Two Members of Genesis................................20

ARTICLE 3:  REPRESENTATIONS AND WARRANTIES OF GENESIS MEMBERS.................21
     3.1 Investment Intentions................................................21
     3.2 Ownership and Status of Genesis Member Interests.....................22
     3.3 Power of Genesis Member; Approval of LLC Exchange....................22
     3.4 No Conflicts or Litigation...........................................23
     3.5 No Brokers...........................................................23
     3.6 Preemptive and Other Rights; Waiver..................................23
     3.7 Control of Related Businesses........................................23

ARTICLE 4:  REPRESENTATIONS AND WARRANTIES OF GENESIS.........................24
     4.1 Organization, Etc. of Genesis........................................24
     4.2 Capitalization.......................................................24
     4.3 Rights to Acquire Genesis Equity Interests...........................24
     4.4 Subsidiaries.........................................................24
     4.5 Authority............................................................24
     4.6 No Default Resulting from Agreement..................................25
     4.7 Financial Statements of Genesis; Disclosure..........................25
     4.8 Absence of Undisclosed Liabilities...................................26
     4.9 Property.............................................................26
     4.10 Certain Environmental Matters.......................................27
     4.11 Notes and Accounts Receivable.......................................27
     4.12 Litigation; Compliance with Laws Generally..........................28

     4.13 Tax Matters.........................................................28
     4.14 Material Contracts..................................................29
     4.15 Licenses; No Infringement...........................................30
     4.16 Bank Accounts; Insurance Policies...................................30
     4.17 Genesis Member Materials............................................30
     4.18 Obligations for Indemnification.....................................31
     4.19 Brokers or Finders..................................................31
     4.20 Absence of Changes..................................................31
     4.21 Year 2000 Compliance................................................32
     4.22 Broker-Dealer Registration; Etc.....................................32
     4.23 Employee Matters....................................................33
     4.24 Compliance with ERISA, Etc..........................................35
     4.25 Representations and Warranties......................................38

ARTICLE 5:  CONDUCT PENDING CLOSING...........................................38
     5.1 Conduct of Genesis Pending Closing...................................38
          5.1.1 General.......................................................38
          5.1.2 Ordinary Course; Preservation of Business and Records.........38
          5.1.3 Compensation..................................................39
          5.1.4 Change in Articles of Organization and Ownership..............39
          5.1.5 Access to Properties, Books, Etc..............................39
          5.1.6 Monthly Financial Statements..................................39
          5.1.7 Distributions.................................................39
     5.2 Conduct of JWCFS Pending Closing.....................................39
          5.2.1 General.......................................................40
          5.2.2 Ordinary Course; Preservation of Business and Records.........40
          5.2.3 Access to Properties, Books, Etc..............................40
          5.2.4 Monthly Financial Statements..................................40
          5.2.5 Distributions.................................................40
          5.2.6 Capital Structure.............................................40

ARTICLE 6:  REPRESENTATIONS AND WARRANTIES OF JWCFS...........................41
     6.1 Organization, Etc. of JWCFS..........................................41
     6.2 Capitalization of JWCFS..............................................41
     6.3 Organization and Capitalization of Newco.............................42
     6.4 Authority............................................................43
     6.5 No Default Resulting from Agreement..................................43
     6.6 Securities Filings; Financial Statements.............................44
     6.7 Absence of Undisclosed Liabilities...................................44
     6.8 Litigation; Compliance with Laws Generally...........................45
     6.9 Licenses; No Infringement............................................45
     6.10 Broker-Dealer Registration; Etc.....................................45
     6.11 Material Changes....................................................46
     6.12 Tax Matters.........................................................46

     6.13 Employee Matters....................................................46
     6.14 Compliance with ERISA, Etc..........................................48
     6.15 Certain Environmental Matters.......................................50
     6.16 Year 2000 Compliance................................................51
     6.17 Representations and Warranties......................................51

ARTICLE 7:  RESALE REGISTRATION AND RELATED MATTERS...........................51
     7.1 Resale Registration of Weinstein Stock...............................51
     7.2 Certain Additional Obligations of JWCFS and Newco....................52
     7.3 Certain Conditions to Newco's Obligations............................53
     7.4 Registration Indemnification.........................................53

ARTICLE 8:  OTHER AGREEMENTS..................................................55
     8.1 Stock Options to Certain Genesis Personnel...........................55
     8.2 Leeds Employment Agreement...........................................55
     8.3 Marks Employment Agreement...........................................55
     8.4 Employment of Will K. Weinstein......................................55
     8.5 Employment of Stapleton..............................................55
     8.6 Establishment of Executive Bonus Pool................................56
     8.7 Agreement Among Certain Shareholders.................................56
     8.8 Confidentiality......................................................56
     8.9 Proxy Statement and Form S-4 Registration Statement..................56
     8.10 No Solicitation of Transactions.....................................57
     8.11 Tax Return Positions................................................57
     8.12 JWCFS Shareholders Meeting..........................................57
     8.13 Meeting of or Action by Genesis Members.............................58
     8.14 Cooperation.........................................................58
     8.15 Expenses............................................................58
     8.16 Press Releases......................................................58
     8.17 JWCFS's Public Documents and Access to Information..................59
     8.18 Agreement by Leeds and Marks........................................59
     8.19 Delivery of SEC Compliance Documents................................59
     8.20 Nonsolicitation Agreements..........................................59
     8.21 Distribution to Genesis Members.....................................59
     8.22 Newco Common Stock Deliverable to Putnam, Lovell & Thornton.........59

ARTICLE 9:  INDEMNIFICATION...................................................60
     9.1  Survival of Representations and Warranties..........................60
     9.2  Indemnification of Seller Indemnified Parties.......................60
     9.3  Indemnification of JWCFS Indemnified Parties........................61
     9.4  Conditions of Indemnification.......................................61
     9.5  Limitation on Remedies..............................................64
     9.6  Limitations on Indemnification......................................64

ARTICLE 10:  CLOSING AND CONDITIONS PRECEDENT.................................65

     10.1 Closing.............................................................65
          10.1.1 Time and Place of Closing....................................65
          10.1.2 Exchange of Other Closing Documents..........................65
     10.2 Conditions Precedent to the Obligations of JWCFS and Newco..........65
          10.2.1 Accuracy of Representations and Warranties...................65
          10.2.2 Compliance with Obligations and Conditions...................65
          10.2.3 Closing Documents............................................66
          10.2.4 Genesis Consents and Approvals...............................66
          10.2.5 Securities Law Compliance as to Genesis Members..............67
          10.2.6 No Dissenting Genesis Members................................67
          10.2.7 Tax Opinion..................................................67
          10.2.8 Schedules and Due Diligence..................................67
          10.2.9 SEC Compliance Documents.....................................67
          10.2.10 AMEX Listing................................................67
          10.2.11 Employment Agreement Matters................................68
          10.2.12 Shareholder Approval........................................68
          10.2.13 Certain Financial Performance Matters.......................68
          10.2.14 Accountants' Letters........................................68
          10.2.15 HSR Act Matters.............................................68
          10.2.16 Maintenance of Two Members of Genesis.......................69
          10.2.17  JWCFS Consents and Approvals...............................69
     10.3 Conditions Precedent to the Obligations of Genesis and the Genesis
          Members.............................................................69
          10.3.1 Accuracy of Representations and Warranties...................69
          10.3.2 Compliance with Obligations and Conditions...................69
          10.3.3 Certain Closing Documents....................................69
          10.3.4 Tax-Free Reorganization......................................70
          10.3.5 Consents and Approvals.......................................70
          10.3.6 Employment Agreement Matters.................................70
          10.3.7 Schedules and Due Diligence..................................71
          10.3.8 Member Transfer..............................................71
          10.3.9 Shareholder Approval.........................................71
          10.3.10 AMEX Listing................................................71

ARTICLE 11:  TERMINATION......................................................71
     11.1 Material Adverse Change to Genesis..................................71
     11.2 Material Adverse Change to JWCFS....................................71
     11.3 Non-Compliance by Genesis or Genesis Members........................72
     11.4 Non-Compliance by JWCFS or Newco....................................72
     11.5 Litigation Regarding the Combination................................72
     11.6 Requirements and Effect of Termination..............................72
     11.7 Election to Close Despite Failure to Satisfy Conditions.............72
     11.8 Other Acquisition Proposals; Failure to Receive Fairness Opinion....73
     11.9 Review of SEC Compliance Documents..................................73

     11.10 Extended Delay of Combination......................................73
     11.11 JWCFS Dissenters...................................................73

ARTICLE 12:  GENERAL AND MISCELLANEOUS........................................74
     12.1 Notices, Etc........................................................74
     12.2 Entire Agreement....................................................75
     12.3 Amendments; Modifications; Waivers..................................75
     12.4 Counterparts; Headings..............................................75
     12.5 Binding Effect......................................................75
     12.6 Governing Law.......................................................75
     12.7 Further Assurances..................................................76
     12.8 Exercise of Rights and Remedies.....................................76
     12.9 Time................................................................76
     12.10 Restriction on Trading.............................................76

SCHEDULES

Schedule 3.1      Selling Genesis Members Who Are Not Accredited Investors
Schedule 3.2      Disclosure of Equity Ownership and Liens
Schedule 3.5      Disclosure of Activities with Brokers
Schedule 3.7      Disclosure of Genesis Members' Controlling Interests and
                         Material Related Transactions
Schedule 4.1      Jurisdictions of Authorization or Qualification
Schedule 4.6      Defaults
Schedule 4.7      Financial Statements of Genesis
Schedule 4.7(a)   Financial Statements of Genesis Not Prepared in
                         Conformance With GAAP
Schedule 4.8      Liabilities Not Reflected in the Financial Statements of
                         Genesis; Notices of Unremedied Breach or Default
Schedule 4.9(a)   Liens on Personal Property
Schedule 4.9(b)   Owned and Leased Real Property and Leased Material
                         Personal Property
Schedule 4.9(c)   Invalid or Nonbinding Leases; Subleases
Schedule 4.9(d)   Fixed Assets Not In Good Condition
Schedule 4.10(a)  Environmental Matters:  Noncompliance
Schedule 4.10(b)  Environmental Matters:  Release or Disposal of Hazardous
                         Substances
Schedule 4.10(c)  Environmental Matters:  Offsite Disposal of
                         Hazardous Substances
Schedule 4.10(d)  Environmental Matters:  Storage Tanks
Schedule 4.11     Receivables Not Collectable or Not Valid
Schedule 4.12     Litigation
Schedule 4.13     Exceptions to Tax Representations and Warranties
Schedule 4.14     Material Contracts
Schedule 4.16(a)  Bank Accounts
Schedule 4.16(b)  Insurance Policies, Loss Runs and Worker's Compensation
                          Claims
Schedule 4.16(c)  Powers of Attorney
Schedule 4.20     Changes Since September 30, 1997
Schedule 4.21     Year 2000 Compliance Plan
Schedule 4.23(a)  Employee Matters:  Cash Compensation
Schedule 4.23(b)  Employee Matters:  Engagement and Non-Competition
                          Agreements
Schedule 4.23(c)  Employee Matters:  Other Compensation Plans
Schedule 4.23(d)  Employee Matters:  ERISA Benefit Plans
Schedule 4.23(e)  Employee Matters:  Employee Policies and Procedures
Schedule 4.23(f)  Employee Matters:  Unwritten Amendments
Schedule 4.23(g)  Employee Matters:  Labor Compliance

Schedule 4.23(i)  Employee Matters:  Change of Control Benefits
Schedule 4.23(j)  Employee Matters:  Retirees
Schedule 4.24(b)  Compliance with ERISA:  Plans Not Qualified
Schedule 4.24(g)  Compliance with ERISA:  Participation in
                          Multiemployer Plans
Schedule 4.24(h)  Compliance with ERISA:  Claims and Litigation
Schedule 4.24(k)  Compliance with ERISA:  Liabilities Incurred in Amending or
                          Modifying Plans
Schedule 6.1      Jurisdictions of Authorization or Qualification
Schedule 6.2(b)   Obligations with Respect to JWCFS Capital Stock
Schedule 6.5      Defaults
Schedule 6.7      Liabilities Except Those Incurred After Current Balance Sheet
                          Date or in Connection with the Transaction
Schedule 6.8      Litigation
Schedule 6.9      Compliance with Laws: Licenses, Permits, and
                          Government Approvals
Schedule 6.11     Material Changes Since September 30, 1997
Schedule 6.12     Insufficient Tax Provisions
Schedule 6.13(a)  Employee Matters:  Cash Compensation
Schedule 6.13(b)  Employee Matters:  Other Compensation Plans
Schedule 6.13(c)  Employee Matters:  ERISA Benefit Plans
Schedule 6.13(d)  Employee Matters:  Employee Policies and Procedures
Schedule 6.13(e)  Employee Matters:  Unwritten Amendments
Schedule 6.13(f)  Employee Matters:  Labor Compliance
Schedule 6.13(g)  Employee Matters:  Change of Control Benefits
Schedule 6.13(h)  Employee Matters:  Retirees
Schedule 6.14(b)  Compliance with ERISA:  Plans Not Qualified
Schedule 6.14(g)  Compliance with ERISA:  Participation in
                          Multiemployer Plans
Schedule 6.14(h)  Compliance with ERISA:  Claims and Litigation
Schedule 6.14(k)  Compliance with ERISA:  Liabilities Incurred in Amending or
                          Modifying Plans
Schedule 6.15(a)  Environmental Matters:  Noncompliance
Schedule 6.15(b)  Environmental Matters:  Release or Disposal of Hazardous
                          Substances
Schedule 6.15(c)  Environmental Matters:  Offsite Disposal of
                          Hazardous Substances
Schedule 6.15(d)  Environmental Matters:  Storage Tanks
Schedule 6.16     Year 2000 Compliance Plan

ANNEXES

          Annex A            Newco Initial Board of Directors
          Annex B            Newco Initial Officers
          Annex C            Ownership Interests of Genesis Members;
                             Shares Received in LLC Exchange; Escrowed Shares
          Annex D            Issuance of Options to Purchase Newco Common Stock
          Annex E            Leeds and Marks Contract Buy-Out Terms
          Annex F            Genesis Employees Executing Nonsolicitation
                             Agreement
          Annex G            Addresses of Genesis Members

EXHIBITS

          Exhibit A          Form of Plan of Share Exchange
          Exhibit B          Form of Assumption Agreement
          Exhibit C          Form of Escrow Agreement
          Exhibit D          Form of Employment Agreement (Leeds, Stapleton,
                             Marks)
          Exhibit E          Form of Will K. Weinstein Employment Agreement
          Exhibit F          Form of Agreement Among Certain Shareholders
          Exhibit G          Form of Voting Agreement
          Exhibit H          Form of Genesis Counsel Opinion
          Exhibit I          Form of JWCFS Counsel Opinion
          Exhibit J          Form of Nonsolicitation Agreement

                             AMENDED AND RESTATED
                       AGREEMENT AND PLAN OF COMBINATION


     THIS AMENDED AND RESTATED AGREEMENT AND PLAN OF COMBINATION (the "Agreement") is made as of March 9, 1998, by and among JW CHARLES FINANCIAL SERVICES, INC., a Florida corporation ("JWCFS"), JW GENESIS FINANCIAL CORP., a Florida corporation and a wholly owned subsidiary of JWCFS ("Newco"), GENESIS MERCHANT GROUP SECURITIES LLC, a California limited liability company ("Genesis"), and the persons listed on and executing the signature pages hereof under the caption "Genesis Members."

                             W I T N E S S E T H:

     WHEREAS, JWCFS operates a full-service securities brokerage and investment banking business;

     WHEREAS, Genesis operates a securities research, sales and trading, corporate finance, and brokerage business, with special expertise in institutional equity trading and innovative research focused on high-growth industries;

     WHEREAS, Newco is a newly formed Florida corporation and wholly owned subsidiary of JWCFS created for the purpose of effecting the Share Exchange (as this and certain other capitalized terms used herein are defined in Article 1 hereof) between JWCFS and Newco and the LLC Exchange among Genesis, the Genesis Members, and Newco;

     WHEREAS, the Boards of Directors of JWCFS and Newco and the Executive Committee of Genesis deem it advisable and for the benefit of each such company and their respective shareholders or members, as the case may be, that JWCFS, Genesis, and Newco act to effect such Share Exchange and LLC Exchange in order to accomplish a business combination to advance the long-term business interests of all such parties;

     WHEREAS, such business combination shall be effected pursuant and subject to the terms of this Agreement by means of a two-part transaction in which first, JWCFS and Newco enter into a transaction pursuant to which all shares of capital stock of JWCFS shall be transferred to Newco in exchange for the issuance by Newco to the former owners thereof of shares of Newco Common Stock, all as set forth more particularly herein (the "Share Exchange") and second, after the Share Exchange, Genesis, the Genesis Members, and Newco enter into a transaction pursuant to which at least 90% of the outstanding Genesis Voting Membership Interests shall be transferred to Newco in exchange for the issuance by Newco to the former owners thereof of shares of Newco Common Stock, all as set forth more particularly herein (the "LLC Exchange"), and the shareholders of JWCFS and the Genesis Members (other than the holder of any Special Continuing Genesis Interest) will become shareholders of Newco (the Share Exchange and the LLC Exchange together comprising the "Combination");

     WHEREAS, pursuant to the Combination, on the basis set forth in Article 2 hereof and, for purposes of the Share Exchange, the Plan of Share Exchange substantially in the form attached hereto as EXHIBIT A, (i) each issued and outstanding share of JWCFS Common Stock will be acquired by Newco in exchange for one (1) share of Newco Common Stock and (ii) at least 90% of the Genesis Voting Membership Interests will be acquired by Newco in exchange for an aggregate of up to 1,500,000 shares of Newco Common Stock, to be allocated among the Genesis Members as provided herein; and

     WHEREAS, this Agreement and the Combination have been approved by the Boards of Directors of JWCFS and Newco and the Executive Committee of Genesis as a transaction intended to qualify for federal income tax purposes as a nonrecognition transaction within the meaning of Section 351 of the Code.

     NOW, THEREFORE, for and in consideration of the premises and the mutual agreements, representations and undertakings contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE 1
                              CERTAIN DEFINITIONS

     1.1  DEFINITIONS.  For the purpose of this Agreement, any amendments
          -----------
hereto, and any annexes, schedules, or exhibits attached hereto, the following terms shall have the following meanings:

     "ACQUISITION PROPOSAL" has the meaning set forth in Section 8.10.

     "AFFILIATE" means, as to any specified Person, any other Person that, directly or indirectly through one or more intermediaries or otherwise, controls, is controlled by, or is under common control with the specified Person. As used in this definition, "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person (whether through ownership of Capital Stock of that Person, by contract, or otherwise).

     "AMEX" means The American Stock Exchange, Inc.

     "ANNUAL REPORT" means JWCFS's Annual Report on Form 10-K, as amended, for its fiscal year ended December 31, 1996.

     "ASSUMPTION AGREEMENT" has the meaning set forth in Section 2.3(b).

     "CAPITAL LEASE" means a lease of (or other agreement conveying the right to use) real or personal property that is required to be classified and accounted for as a capital lease in accordance with GAAP as in effect on the date of this Agreement.

     "CAPITAL STOCK" means, with respect to (a) any corporation, any share, or any depository receipt or other certificate representing any share, of an equity ownership interest in that corporation, and (b) any other Entity, any share, membership or other percentage interest, unit of participation, or other equivalent (however designated) of an equity interest in that Entity.

     "CASH COMPENSATION" means, as applied to any employee, non-employee director or officer of, or any natural person who performs consulting or other independent contractor services for, JWCFS or Genesis or any Subsidiary thereof, the wages, salaries, bonuses (discretionary and formula), fees and other cash compensation paid or payable by JWCFS or Genesis or any Subsidiary thereof to that employee or other natural person.

     "CHARTER DOCUMENTS" means, with respect to any Entity at any time, in each case as amended, modified, and supplemented at that time, the articles or certificate of formation, incorporation, or organization (or the equivalent organizational documents) of that Entity, (b) the bylaws, operating agreement, trust indenture, or regulations (or the equivalent governing documents) of that Entity, and (c) each document setting forth the designation, amount and relative rights, limitations, and preferences of any class or series of that Entity's Capital Stock or of any rights in respect of that Entity's Capital Stock.

     "CLAIM NOTICE" has the meaning set forth in Section 9.4.

     "CLASS A-E MEMBERS" means the Class A-E Members of Genesis as defined in the Genesis Charter Documents.

     "CLASS A-E MEMBERSHIP INTEREST" refers to the interest held by the Class A-E Members as defined in the Genesis Charter Documents.

     "CLASS C MEMBERS" mean the Class C Members of Genesis as defined in the Genesis Charter Documents.

     "CLASS C MEMBERSHIP INTEREST" refers to the interest held by the Class C Members as defined in the Genesis Charter Documents.

     "CLASS D MEMBERS" means the Class D Members of Genesis as defined in the Genesis Charter Documents.

     "CLASS D MEMBERSHIP INTEREST" refers to the interest held by the Class D Members as defined in the Genesis Charter Documents.

     "CLOSING" has the meaning set forth in Section 10.1.

     "CLOSING DATE" has the meaning set forth in Section 10.1.1.

     "COMMISSION" means the Securities and Exchange Commission.

     "COBRA" means the continuation coverage requirements of Section 1001 of the Consolidated Omnibus Reconciliation Act of 1985, as amended, as codified in ERISA Sections 601 through 608 and Section 4980B of the Code.

     "CODE" means the Internal Revenue Code of 1986, as amended.

     "COMBINATION" means the Share Exchange and the LLC Exchange.

     "CURRENT BALANCE SHEET" means the unaudited balance sheet of Genesis at the Current Balance Sheet Date.

     "CURRENT BALANCE SHEET DATE" means September 30, 1997.

     "CURRENT DATE" means any day during the 14-day period ending on the Closing Date.

     "DAMAGES" to any specified Person means any costs, damages (including any consequential, exemplary, punitive, or treble damages), or expenses (including reasonable fees and actual disbursements by attorneys, consultants, experts, or other Representatives, and Litigation costs) to, any fine of or penalty on, or any liability (including loss of earnings or profits) of any other nature to that Person.

     "DAMAGES CLAIM" means, as asserted (a) against any specified Person, any claim, demand, or Litigation made or pending against that Person for Damages to any other Person, or (b) by the specified Person, any claim or demand of the specified Person against any other Person for Damages to the specified Person.

     "DERIVATIVE SECURITIES" of a specified Entity means any Capital Stock or debt security or other Indebtedness of the specified Entity or any other Person that is convertible into or exchangeable for, or any option, warrant, or other right to acquire, common stock of the specified Entity.

     "DISCRETIONARY ALLOCATION POOL" has the meaning set forth in Section 8.6.

     "EFFECTIVE TIME" means the date on and time at which the Combination becomes effective, as determined by Section 2.2 of this Agreement.

     "EMPLOYEE POLICIES AND PROCEDURES" means at any time all employee manuals and all material policies, procedures, and work-related rules that apply at that time to any employee, non-employee director or officer of, or any other natural person performing consulting or other independent contractor services for, JWCFS or Genesis or any Subsidiary thereof, as the case may be.

     "ENGAGEMENT AND NON-COMPETITION AGREEMENTS" means, at any time, any agreement to which JWCFS or Genesis or any Subsidiary thereof, as the case may be, is a party that then (a) relates to the direct or indirect employment or engagement, or arises from the past employment or engagement, of any natural person by JWCFS or Genesis or any Subsidiary thereof, as the case may be, whether as an employee, a non-employee officer or director, a registered representative, a consultant or other independent contractor, or an agent of any kind, and (b) limits that Person's competition with JWCFS or Genesis or any Subsidiary thereof, as the case may be.

     "ENVIRONMENTAL LAWS" means any and all Governmental Requirements relating to the environment or worker health or safety, including ambient air, surface water, land surface, or subsurface strata, or to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or industrial toxic or hazardous substances or wastes (including Hazardous Substances) or noxious noise or odor into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, recycling, removal, transport, or handling of pollutants, contaminants, chemicals, or industrial toxic or hazardous substances or wastes (including petroleum, petroleum distillates, asbestos or asbestos-containing material, polychlorinated biphenyls, chlorofluorocarbons (including chlorofluorocarbon-
12), or hydrochlorofluoro-carbons), including but not limited to the Comprehensive Environmental Response Compensation and Liability Act, 42 U.S.C.A.
(S) 9601 et seq.; the Resource Conversation and Recovery Act, 42 U.S.C.A. (S) 6901 et seq.; the Federal Water Pollution Control Act, 33 U.S.C.A. (S) 1251 et seq.; the Federal Clean Air Act, 42 U.S.C.A. (S) 7401 et seq.; the Federal Insecticide Fungicide and Rodenticide Act, 7 U.S.C.A. (S) 135 et seq.; the Toxic Substances Control Act, 15 U.S.C.A. (S) 2601 et seq.

     "ENTITY" OR "ENTITIES" means one or more sole proprietorships, corporations, partnerships of any kind having a separate legal status, limited liability companies, business trusts, unincorporated organizations or associations, mutual companies, joint stock companies, or joint ventures.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "ERISA AFFILIATE" means any Person that is, or at any time within six years of that time was, a member of any "group of organizations" within the meaning of
Section 414(b), (c), (m) or (o) of the Code or any "controlled group" as defined in Section

4001(a)(14) of ERISA of which the specified Person is or was a member at the same time.

     "ERISA BENEFIT PLAN" means any "employee benefit plan" as defined in
Section 3(3) of ERISA, excluding any Multiemployer Plan.

     "ERISA PENSION BENEFIT PLAN" means any "employee pension benefit plan", as defined in Section 3(2) of ERISA, excluding any Multiemployer Plan.

     "ESCROW AGENT" means American Stock Transfer & Trust Company.

     "ESCROW AGREEMENT" means the agreement in the form substantially as set forth as Exhibit C.

     "ESCROWED SHARES" has the meaning set forth in Section 2.8.

     "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

     "EXCHANGE AGENT" means American Stock Transfer & Trust Company.

     "EXECUTIVE COMPENSATION POOL" has the meaning set forth in Section 8.6.

     "FBCA" means the Florida Business Corporation Act.

     "FINANCIAL STATEMENTS OF GENESIS" has the meaning set forth in Section 4.7.

     "FIXED ALLOCATION POOL" has the meaning set forth in Section 8.6.

     "FORM S-4 DOCUMENTS" has the meaning set forth in Section 7.

     "GAAP" means generally accepted accounting principles and practices, as such principles and practices are applied in the United States of America as of the date of the financial statement with respect to which the term is used.

     "GENESIS" means Genesis Merchant Group Securities LLC, a California limited liability company.

     "GENESIS CAPITAL INTERESTS" refers to all of the capital ownership interests of Genesis including without limitation the Class A-E Membership Interest, the Class B Membership Interest, the Class C Membership Interest, and the Class D Membership Interest.

     "GENESIS COMBINATION BALANCE SHEET" has the meaning set forth in Section 10.2.13.

     "GENESIS MEMBERS" means those persons who are holders of record of Genesis Membership Interests and execute this Agreement.

     "GENESIS MEMBER INDEMNIFIED LOSS" has the meaning set forth in Section 9.2.

     "GENESIS MEMBERSHIP INTEREST" refers to an equity ownership in Genesis, however denominated or evidenced, except that it does not include any Special Continuing Genesis Interest or any Class C Membership Interest or Class D Membership Interest.

     "GENESIS PLANS" has the meaning set forth in Section 4.24.

     "GENESIS SOFTWARE" has the meaning set forth in Section 4.21.

     "GENESIS VOTING MEMBERS" shall mean the Class A-E Members and the Class B Members of Genesis as defined in the Genesis Charter Documents.

     "GENESIS VOTING MEMBERSHIP INTEREST" refers to the interest held by Class A-E and Class B Members of Genesis.

     "GOVERNMENTAL APPROVAL" means at any time any authorization, consent, approval, permit, franchise, certificate, license, implementing order, or exemption of, or registration or filing with, any Governmental Authority, including any certification or licensing of a natural person to engage in a profession or trade or a specific regulated activity, at that time.

     "GOVERNMENTAL AUTHORITY" means (a) any national, state, county, municipal, or other government, domestic or foreign, or any agency, board, bureau, commission, court, department, or other instrumentality of any such government, and (b) any Person having the authority under any applicable Governmental Requirement to assess and collect Taxes for its own account.

     "GOVERNMENTAL REQUIREMENT" means at any time (a) any law, statute, code, ordinance, order, rule, regulation, judgment, decree, injunction, writ, edict, award, authorization or other requirement of any Governmental Authority in effect at that time, and (b) any obligation included in any certificate, certification, franchise, permit, or license issued by any Governmental Authority or resulting from binding arbitration, including any requirement under common law, at that time.

     "GUARANTY" means, for any specified Person, without duplication, any liability, contingent or otherwise, of that Person guaranteeing or otherwise becoming liable for any obligation of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and including any liability of the specified Person, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) that obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment of that obligation, (b) to purchase property, securities, or services for the purpose of assuring the owner of that obligation of its payment, or (c) to maintain working capital, equity capital, or other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay that obligation; provided, that the term "Guaranty" does not include endorsements for collection or deposit in the ordinary course of the endorser's business.

     "HAZARDOUS SUBSTANCES" means any material or substance, or combination of materials or substances, that by reason of quantity, concentration, composition, or characteristic is or in the future becomes regulated under any Environmental Law.

     "HSR ACT" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

     "IMMEDIATE FAMILY MEMBER" of a Person means at any time: (a) if that Person is a natural person, then any child or grandchild (by blood or legal adoption) or spouse of that Person at that time, or any child of that spouse, or such person's parents, siblings, mothers and fathers-in-law, or brothers and sisters-in-law; and (b) if that Person is an Entity whose ultimate beneficial owner is a natural person, or a natural person and his or her spouse, then any child or grandchild (by blood or legal adoption) or spouse at that time, or any child of that spouse, or such person's parents, siblings, mothers and fathers-in-law, or brothers and sisters-in-law of the ultimate beneficial owner or owners.

     "INDEBTEDNESS" of any Person means, without duplication, (a) any liability of that Person (i) for borrowed money or arising out of any extension of credit to or for the account of that Person (including reimbursement or payment obligations with respect to surety bonds, letters of credit, banker's acceptances, and similar instruments), for the deferred purchase price of property or services or arising under conditional sale or other title retention agreements, other than trade payables arising in the ordinary course of business, (ii) evidenced by notes, bonds, debentures, or similar instruments, or
(iii) in respect of Capital Leases; (b) any liability secured by any Lien upon any property or assets of that Person (or upon any revenues, income, or profits of that Person therefrom), whether or not that Person has assumed that liability or otherwise becomes liable for the payment thereof; or (c) any liability of others of the type described in the preceding clause (a) or (b) in respect of which that Person has incurred, assumed, or acquired a liability by means of a Guaranty.

     "INDEMNIFICATION LIMIT" has the meaning set forth in Section 9.6(a).

     "INDEMNIFIED PARTY" has the meaning set forth in Section 9.4(a).

     "INDEMNIFYING PARTY" has the meaning set forth in Section 9.4(a).

     "INDEMNITY NOTICE" has the meaning set forth in Section 9.4(d).

     "INFORMATION" means written information, including without limitation, (a) data, certificates, reports, files, records, agreements, correspondence, plans, policies, practices, manuals, and statements, and (b) summaries of unwritten agreements, arrangements, contracts, plans, policies, programs, or practices or of unwritten amendments or modifications of, supplements to, or waivers under any of the foregoing.

     "IRS" means the Internal Revenue Service.

     "JWCFS" means JW Charles Financial Services, Inc., a Florida corporation.

     "JWCFS COMMON STOCK" means the common stock, $.001 par value, of JWCFS.

     "JWCFS INDEMNIFIED PARTY" means (a) each Genesis Member and each of that Genesis Member's Affiliates (other than Genesis or, following the Effective Time, Newco or any of its Subsidiaries, if the Genesis Member is an Affiliate of Newco), agents, and counsel and (b) prior to the Effective Time, Genesis and each of its officers, directors, employees, agents, and counsel who are not JWCFS Indemnified Parties within the meaning of clause (a) of this definition.

     "JWCFS INDEMNIFIED LOSS" has the meaning set forth in Section 9.3.

     "JWCFS STOCK PLANS" means the JWCFS Amended and Restated Stock Option Plan and the JWCFS Employee Stock Purchase Plan.

     "LIENS" means, with respect to any property or asset of any Person (or any revenues, income, or profits of that Person therefrom) (in each case whether the same is consensual or nonconsensual or arises by contract, operation of law, legal process, or otherwise), (a) any mortgage, lien, security interest, pledge, attachment, levy, or other charge or encumbrance of any kind thereupon or in respect thereof or (b) any other arrangement under which the same is transferred, sequestered, or otherwise identified with the intention of subjecting the same to, or making the same available for, the payment or performance of any liability in priority to the payment of the ordinary, unsecured creditors of that Person, including any "adverse claim" (as defined in Florida Statutes Annotated Section 678.302(2)) in the case of any Capital Stock. For purposes of this Agreement, a Person shall be deemed to own subject to a Lien any asset that it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, Capital Lease, or other title retention agreement relating to that asset.

     "LITIGATION" means any action, case, proceeding, claim, grievance, suit, or investigation or other proceeding conducted by or pending before any Governmental Authority or any arbitration or mediation proceeding.

     "LLC EXCHANGE" has the meaning set forth in the recitals.

     "LLC GEORGIA MERGER" has the meaning set forth in Section 2.9.

     "MATERIAL" means, as applied to any Entity, material to the business, operations, property or assets, liabilities, financial condition, results of operations, or prospects of that Entity and its Subsidiaries considered as a whole.

     "MATERIAL ADVERSE EFFECT" means, with respect to the consequences of any fact or circumstance (including the occurrence or non-occurrence of any event) to JWCFS and its Subsidiaries or to Genesis and its Subsidiaries, as the case may be, considered as a whole (or after the Effective Time, to Newco and its Subsidiaries considered as a whole), that such fact or circumstance has caused, is causing, or may reasonably be expected to cause, directly, indirectly, or consequentially, singularly or in the aggregate with other related facts and circumstances, any Damages which exceed $500,000 with respect to JWCFS or $100,000 with respect to Genesis.

     "MINIMUM BALANCE SHEET AMOUNT" shall have the meaning set forth in Section 10.2.13.

     "MULTIEMPLOYER PLAN" means a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA, Section 414 of the Code, or Section 3(37) of ERISA.

     "NASD" means the National Association of Securities Dealers, Inc.

     "NET CAPITAL" has the meaning set forth in Rule 15c3-1(c) of the General Rules and Regulations under the Exchange Act.

     "NEWCO" means JW Genesis Financial Corp., a Florida corporation and a wholly owned subsidiary of JWCFS.

     "NEWCO COMMON STOCK" means the common stock, $.001 par value of Newco.

     "NEW GENESIS-GEORGIA LLC" means a new Georgia limited liability company that may be formed and wholly owned by Newco for the sole purpose of effecting the LLC Georgia Merger if the same is determined by JWCFS and Newco to be necessary or advisable.

     "NYSE" means The New York Stock Exchange, Inc.

     "OTHER COMPENSATION PLAN" means any compensation or benefit arrangement, plan, policy, practice, or program established, maintained, or sponsored by JWCFS or Genesis or any Subsidiary thereof, as the case may be, or to which JWCFS or Genesis or any Subsidiary thereof, as the case may be, contributes, on behalf of any of its employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries, including, but not limited to, all pension, retirement, profit sharing, deferred compensation, stock option, employee stock ownership, severance pay, vacation, bonus, or other incentive plans, medical, vision, dental or other health plans, life insurance plans, and all other employee benefit plans or fringe benefit plans, but excluding any ERISA Benefit Plan.

     "PARTNERSHIP TAX STATUS" has the meaning set forth in Section 9.1.

     "PERSON" means any natural person, Entity, estate, trust, union or employee organization, or Governmental Authority or, for the purpose of the definition of "ERISA Affiliate", any trade or business.

     "PLAN OF SHARE EXCHANGE" has the meaning set forth in Section 2.3(a).

     "PREDECESSOR GENESIS" means Genesis Merchant Group Securities LP, an Illinois limited partnership.

     "PROHIBITED TRANSACTION" means any transaction that is prohibited under
Section 4975 of the Code or Section 406 of ERISA and not exempt under Section 4975 of the Code or Section 408 of ERISA.

     "Recent SEC Documents" has the meaning set forth in Section 8.17.

     "RELATED PARTY AGREEMENT" means, as to a specified Person, any contract or other agreement, written or oral, (a) to which that Person is a party or is bound or by which any property of that Person is bound or may be subject, and
(b) (i) to which any of that Person's Related Persons or Affiliates also is a party, (ii) of which any of that Person's Related Persons or Affiliates is a beneficiary, or (iii) as to which any transaction contemplated thereby properly would be characterized (without regard to the amount involved) as a related party transaction for purposes of applying the disclosure requirements of GAAP or the Commission applicable to the SEC Compliance Documents.

     "Related Person" of a specified Person means (a) if that Person is a natural person, (i) any Immediate Family Member of that Person, (ii) any Estate of that Person or any Immediate Family Member of that Person, (iii) the trustee of any inter vivos or testamentary trust of which all the beneficiaries are Related Persons of that Person, and (iv) any Entity the entire equity interest in which is owned by any one or more of that Person and Related Persons of that Person; and (b) if that Person is an Entity, Estate, or trust, then (i) any Person who owns an equity interest in that Person on the date hereof, (ii) any Person who would be a Related Person under clause (a) of this definition of a natural person who is an ultimate beneficial owner of the specified Person, or
(iii) any other Entity the entire equity interest in which is owned by any one or more of that

Person and Related Persons of that Person. As used in this definition, "Estate" means, as to any natural person who has died or been adjudicated mentally incompetent by a court of competent jurisdiction, that person's estate or the administrator, conservator, executor, guardian, or representative of that estate.

     "REPRESENTATIVES" means, with respect to any Person, the directors, officers, employees, Affiliates, accountants (including independent certified public accountants), advisors, attorneys, consultants, or other agents of that Person, or any other representatives of that Person or of any of those directors, officers, employees, Affiliates, accountants (including independent certified public accountants), advisors, attorneys, consultants or other agents.

     "RESALE PROSPECTUS" means the prospectus included as a part of Resale Registration Statement covering the sale of Weinstein Stock.

     "RESALE REGISTRATION STATEMENT" means a registration statement, including any amendments or supplements thereto, of Newco filed with and declared effective by the Commission pursuant to the Securities Act that covers the resale by Weinstein of shares of Weinstein Stock.

     "RESTRICTED PAYMENT" means, with respect to any Entity at any time, any of the following effected by that Entity, (a) any declaration or payment of any dividend or other distribution, direct or indirect, on account of any Capital Stock of that Entity or any Affiliate of that Entity or (b) any direct or indirect redemption, retirement, purchase, or other acquisition for value of, or any direct or indirect purchase, payment, or sinking fund or similar deposit for the redemption, retirement, purchase, or other acquisition for value of, or to obtain the surrender of (i) any then outstanding Capital Stock of that Entity or any Affiliate of that Entity or (ii) any then outstanding warrants, options, or other rights to acquire or subscribe for or purchase unissued or treasury Capital Stock of that Entity or any Affiliate of that Entity; provided, however, the term "Restricted Payment" shall not include any of (a) payments made to redeem any Class C Membership Interest or Class D Membership Interest in Genesis, (b) distributions to the holders of Genesis Capital Interests of profits of Genesis for the year ended December 31, 1997 and (c) an amount equal to 62.5% of the net income of Genesis for the period beginning January 1, 1998 and ending on the Closing Date, provided that for the purpose of calculating Genesis net income, no expenses attributable to the negotiation and carrying out of the transactions contemplated by this Agreement shall be deducted from gross income.

     "RETURNS" means the returns, reports, or statements (including any information returns) any Governmental Requirement requires to be filed for purposes of any Tax.

     "SEC COMPLIANCE DOCUMENTS" has the meaning set forth in Section 8.9.

     "SELLER INDEMNIFIED PARTY" means JWCFS, Newco, their Affiliates, and each of their respective shareholders and Representatives (excluding, however, Genesis, Genesis Members, and their Affiliates if their status as Affiliates, shareholders, or Representatives of JWCFS or Newco is based on this Agreement or the Combination).

     "SELLER INDEMNIFIED LOSS" has the meaning set forth in Section 9.2(a).

     "SHARE EXCHANGE" has the meaning set forth in the recitals.

     "SPECIAL CONTINUING GENESIS INTEREST" has the meaning set forth in Section 2.9.

     "SRO REPORTS" means, as to a Person, all forms, reports, statements and documents required to be filed by that Person with the NASD, AMEX, NYSE, or other self-regulatory organizations since January 1, 1995.

     "SUBSIDIARY" or "SUBSIDIARIES" of any specified Person means any Entity or Entities, as the case may be, a majority of the Capital Stock of which is or are at that time owned directly by the specified Person.

     "TAX" or "TAXES" means all net or gross income, gross receipts, net proceeds, sales, use, ad valorem, value added, franchise, bank shares, withholding, payroll, employment, excise, property, deed, stamp, alternative or add-on minimum, environmental, or other taxes, assessments, duties, fees, levies, or other governmental charges or assessments of any nature whatever imposed by any Governmental Requirement, whether disputed or not, together with any interest, penalties, or additional amounts with respect thereto.

     "TAXING AUTHORITY" means any Governmental Authority having or purporting to exercise jurisdiction with respect to any Tax.

     "THIRD PARTY CLAIM" has the meaning set forth in Section 9.4.

     "THRESHOLD AMOUNT" means five percent (5%) of the Indemnification Limit.

     "TRANSACTION DOCUMENTS" means this Agreement, the Assumption Agreement, the Employment Agreements, and the other written agreements, documents, instruments, and certificates executed pursuant to or in connection with this Agreement or the Combination, including those specified in Article 10 to be delivered at or before the Closing Date, all as amended, modified, or supplemented from time to time.

     "WEINSTEIN STOCK" means the shares of Newco Common Stock issued to The Will
K. Weinstein Revocable Trust pursuant to this Agreement as consideration for the LLC Exchange and any other shares of Newco Common Stock issued or issuable in respect of the Newco Common Stock (because of stock splits, stock dividends, reclassifications, recapitalizations, or similar events) to Weinstein.

     "WEINSTEIN" means The Will K. Weinstein Revocable Trust Under Trust Agreement dated February 27, 1990 and any subsequent lawful holder of record of shares of Weinstein Stock.

     "WELFARE PLAN" means an "employee welfare benefit plan" as defined in
Section 3(1) of ERISA.

     "WHOLLY-OWNED SUBSIDIARY" means, as a Person, any corporation or other Entity or Entities, as the case may be, all of the outstanding Capital Stock of which, on a fully diluted basis, is owned, directly by, or indirectly through another Wholly Owned Subsidiary, by that Person.

     1.2  OTHER DEFINITIONAL PROVISIONS.
          -----------------------------

     (a) Except as otherwise specified herein, all references herein to any Governmental Requirement defined or referred to herein, including the Code, ERISA, the Exchange Act, and the Securities Act, shall be deemed references to that Governmental Requirement or any successor Governmental Requirement, as the same may have been amended or supplemented from time to time, and any rules or regulations promulgated thereunder.

     (b) When used in this Agreement, the words "herein", "hereof", and "hereunder" and words of similar import shall refer to this Agreement as a whole and not to any provision of this Agreement, and the words "Article", "Section", "Annex", "Schedule", and "Exhibit" refer to Articles and Sections of, and Annexes, Schedules, and Exhibits to this Agreement, unless otherwise specified.

     (c) Whenever the context so requires, the singular includes the plural and vice versa, and a reference to one gender includes the other gender and the neuter.

     (d) The word "including" (and, with correlative meaning, the word "include") means that the generality of any description preceding such word is not limited, and the words "shall" and "will" are used interchangeably and have
---
the same meaning.

     1.3  CAPTIONS.  Captions to Articles, Sections, and subsections of, and
          --------
Annexes, Schedules, and Exhibits to, this Agreement or any Transaction Document are included for convenience of reference only, and such captions shall not constitute a part of this Agreement or any Transaction Document for any other purpose or in any way affect the meaning or construction of any provision of this Agreement or any Transaction Document.

                                   ARTICLE 2
                                THE COMBINATION

     Subject and pursuant to the terms and conditions provided herein, the Combination shall be effected upon the consummation of the Share Exchange and the LLC Exchange, which shall be accomplished in the manner and with the effects set forth below:

     2.1  Articles of Share Exchange; Delivery of Membership Interests.  JWCFS
          ------------------------------------------------------------
and Newco will cause Articles of Share Exchange to be duly executed and delivered on or prior to the Closing Date and to be filed with the Secretary of State of the State of Florida in accordance with the Florida Business Corporation Act (the "FBCA"). Genesis will deliver to Newco on the Closing Date instruments or other evidence of ownership representing at least 90% of the outstanding Genesis Voting Membership Interests, in a form legally sufficient to convey ownership thereof to Newco.

     2.2  The Effective Time.  The Combination will be effective (the "Effective
          ------------------
Time") at the time on the Closing Date that the Articles of Share Exchange specify or, if the Articles of Share Exchange do not specify another time, 4:30 P.M., Eastern Time, on the Closing Date.

     2.3  Certain Effects of the Combination.   At and as of the Effective Time:
          ----------------------------------

     (a) Newco shall first acquire all of the issued and outstanding JWCFS Common Stock in the manner set forth in Section 2.4(b) and in the Plan of Share Exchange substantially in the form attached hereto as Exhibit A (the "Plan of Share Exchange") and in accordance with the provisions of the FBCA, and, thereafter, shall promptly acquire at least 90% of the Genesis Voting Membership Interests in the manner set forth in Section 2.4(a);

     (b) Newco will (i) own all of the outstanding Capital Stock of JWCFS, (ii) own at least 90% of the Genesis Voting Membership Interests, (iii) assume all of the obligations of JWCFS under outstanding options, warrants, and other rights to purchase any shares of JWCFS Common Stock and under the applicable JWCFS Stock Plans, pursuant to the terms of an assumption agreement substantially in the form set forth as EXHIBIT B hereto (the "Assumption Agreement"), and (iv) be governed by the laws of the State of Florida;

     (c) the Articles of Incorporation and Bylaws of Newco as of the Effective Time will remain (until changed in accordance with applicable law or their terms) the Articles of Incorporation and Bylaws of Newco from and after the Effective Time;

     (d) the initial Board of Directors of Newco following the Effective Time will consist of the persons set forth on ANNEX A to this Agreement, each of whom will be so identified in the Plan of Share Exchange and will hold the office of director of Newco subject to the provisions of the laws of the State of Florida and the Articles of Incorporation and Bylaws of Newco until that person's successor, if there is to be one, is duly elected and qualified;

     (e) the initial officers of Newco following the Effective Time will consist of the persons set forth on ANNEX B to this Agreement, each of whom will be so identified in the Plan of Share Exchange and will serve in such office, subject to the provisions of the laws of the State of Florida and the Articles of Incorporation and Bylaws of Newco; and

     (f) the Share Exchange shall otherwise have the effects specified in applicable provisions of the FBCA.

     2.4  Exchange of Genesis Membership Interests; Exchange of JWCFS Common
          ------------------------------------------------------------------
Stock. At and as of the Effective Time:
-----

     (a) In accordance with the terms of this Agreement, the Genesis Membership Interests owned by the Genesis Members outstanding immediately prior to the Effective Time will be exchanged for an aggregate number of up to 1,500,000 fully paid and nonassessable shares of Newco Common Stock, to be allocated among the Genesis Members in accordance with their respective ownership of such Genesis Membership Interests as set forth on ANNEX C; provided, however, this number of shares is subject to pro rata reduction (without a corresponding decrease in the Escrowed Shares) if Genesis and the Genesis Members instruct Newco, in writing, to deliver shares of Newco Common Stock to Putnam, Lovell & Thornton to satisfy the obligations of Genesis and the Genesis Members with respect to any brokerage or finders fee in connection with this transaction. Any holder of Genesis Voting Membership Interests listed on Annex C who does not execute this Agreement will not be entitled to receive its allocated share of the 1,500,000 shares of Newco Common Stock, which shares will be retained by Newco. No fractional shares of Newco Common Stock will be issued, however, and any Genesis Member who otherwise would be entitled to a fraction of a share of Newco Common Stock shall be paid an amount in cash equal to such fractional part of a share multiplied by the closing price of JWCFS Common Stock on the AMEX on the trading day immediately preceding the Closing Date. In accordance with the terms and conditions of this Section 2.4(a), Newco shall deliver to the Genesis Members certificates representing the number of shares of Newco Common Stock to be issued and delivered to them upon exchange of Genesis Membership Interests, and shall make available sufficient funds to provide for cash payments in lieu of the issuance of fractional shares; and

     (b) By virtue of the Share Exchange and without any action on the part of the JWCFS Shareholders, in accordance with the terms of this Agreement and the Plan of Share Exchange, each share of JWCFS Common Stock issued and outstanding immediately prior to the Effective Time will be exchanged for and become the right to receive, without interest, one (1) fully paid and nonassessable share of Newco Common Stock. In accordance with the terms and conditions of this Agreement and the Plan of Share Exchange, Newco shall deliver to the JWCFS Shareholders certificates representing the number of shares of Newco Common Stock to be issued and delivered to them upon exchange of shares JWCFS Common Stock. All shares of JWCFS Common Stock that, immediately prior to the Effective Time of the Combination, are owned directly or indirectly by JWCFS as treasury stock, or by Newco or any other subsidiary of JWCFS, shall be canceled, and no consideration shall be delivered in exchange therefor.

     (c) By virtue of the Share Exchange, all of the shares of Newco Common Stock owned by JWCFS as of the Effective Time will be canceled.

     2.5  Assumption of JWCFS Options, Purchase Rights, and Warrants.
          ----------------------------------------------------------

     (a) At and as of the Effective Time, (i) each outstanding option to purchase shares of JWCFS Common Stock (a "JWCFS Option"), (ii) each outstanding warrant to purchase shares of JWCFS Common Stock (a "JWCFS Warrant"), and (iii) each other outstanding right to purchase shares of JWCFS Common Stock, including rights under the JWCFS Employee Stock Purchase Plan (a "JWCFS Purchase Right") shall be assumed by Newco and converted into an option, warrant, or right, as the case may be, to purchase shares of Newco Common Stock, as provided below. Following the Effective Time, each JWCFS Option or JWCFS Purchase Right shall continue to have, and shall be subject to, the same terms and conditions set forth in the applicable JWCFS Stock Plan pursuant to which such JWCFS Option or JWCFS Purchase Right was granted and any agreement by which the same was evidenced, and each JWCFS Warrant shall continue to have, and shall be subject to, the same terms and conditions set forth in any applicable warrant plan pursuant to which such JWCFS Warrant was granted and any agreement by which the same was granted or evidenced, in each case as such JWCFS Stock Plan or warrant plan as in effect immediately prior to the Effective Time, except that each such JWCFS Option, JWCFS Purchase Right, or JWCFS Warrant shall be exercisable for the same number of shares of Newco Common Stock as the number of shares of JWCFS Common Stock for which such JWCFS Option, JWCFS Purchase Right, or JWCFS Warrant was exercisable immediately prior to the Effective Time.

     (b) As of the Effective Time, Newco shall enter into the Assumption Agreement covering all JWCFS Options, JWCFS Purchase Rights, and JWCFS Warrants, which in the case of any JWCFS Option or JWCFS Purchase Right, shall provide for Newco's assumption of the obligations of JWCFS under the applicable JWCFS Stock Plans. Prior to the Effective Time, JWCFS shall make such amendments, if any, to the JWCFS Stock Plans as shall be necessary to permit such assumption in accordance with this Section 2.5.

     (c) It is the intention of the parties that, to the extent that any JWCFS Option constitutes an "incentive stock option" (within the meaning of Section 422 of the Code) immediately prior to the Effective Time, such JWCFS Option shall continue to qualify as an incentive stock option to the maximum extent permitted by Section 422 of the Code, and that the assumption of the JWCFS Option provided by this Section 2.5 shall satisfy the conditions of Section 424(a) of the Code.

     2.6  Adjustments.  The number and kind of shares of Newco Common Stock to
          -----------
be issued pursuant to the Combination shall be appropriately adjusted to take into account any stock split, stock dividend, reverse stock split, recapitalization, stock repurchase, redemption or other similar change in the capitalization of JWCFS occurring between the date of this Agreement and the Effective Time.

     2.7  Surrender of Certificates.
          -------------------------

     (a) Exchange Procedures. (i) Promptly after the Effective Time, Newco shall cause its transfer agent and registrar, American Stock Transfer & Trust Company, acting as the exchange agent (the "Exchange Agent"), to mail to the former shareholders of JWCFS appropriate transmittal materials (which shall specify that delivery shall be effected, and the risk of loss and title to the certificates theretofore representing shares of JWCFS Common Stock shall pass, only upon proper delivery of such certificates to the Exchange Agent) advising such holder of the effectiveness of the Share Exchange and the procedure for surrendering to the Exchange Agent (who may appoint forwarding agents with the approval of Newco) such certificates for exchange into certificates evidencing Newco Common Stock. Each holder of certificates theretofore evidencing shares of JWCFS Common Stock, upon proper surrender thereof to the Exchange Agent together and in accordance with such transmittal form, shall be entitled promptly to receive in exchange therefor certificates evidencing Newco Common Stock deliverable in respect of the shares of JWCFS Common Stock evidenced by the certificates so surrendered, together with all undelivered dividends and distributions in respect of such shares (without interest thereon) pursuant to
Section 2.7(b). Newco shall not be obligated to deliver the consideration to which any former holder of JWCFS Common Stock is entitled as a result of the Share Exchange until such holder surrenders such holder's certificate or certificates representing the shares of JWCFS Common Stock for exchange as provided in this Section 2.7(a). The certificate or certificates of JWCFS Common Stock so surrendered shall be duly endorsed as the Exchange Agent may require. Any other provision of this Agreement notwithstanding, neither Newco nor the Exchange Agent shall be liable to a holder of JWCFS Common Stock for any amounts paid or property delivered in good faith to a public official pursuant to any applicable abandoned property law.

          (ii) Promptly after the Effective Time, Newco shall deliver, or cause the Exchange Agent to promptly deliver to, each of the Genesis Members certificates evidencing Newco Common Stock (and cash in lieu of any fractional share) deliverable to such Genesis Member pursuant to Section 2.4, if there has
                                                                   --
been delivered to Newco the certificates representing (or other instruments or evidence of ownership of) all Genesis

Membership Interests of such Genesis Member (properly endorsed for transfer to (or otherwise legally sufficient to convey ownership thereof) to Newco.

          (b) Rights of Former JWCFS Shareholders. At the Effective Time, the stock transfer books of JWCFS shall be closed as to holders of JWCFS Common Stock immediately prior to the Effective Time, and no transfer of JWCFS Common Stock (as opposed to transfers of Newco Common Stock) by any such holder shall thereafter be made or recognized. Until surrendered for exchange in accordance with the provisions of Section 2.7(a), each certificate theretofore representing shares of JWCFS Common Stock shall from and after the Effective Time represent for all purposes only the right to receive the consideration provided in Section 2.4(b) in exchange therefor. To the extent permitted by Law, former shareholders of record of JWCFS shall be entitled to vote after the Effective Time at any meeting of Newco shareholders the number of shares of Newco Common Stock into which their respective shares of JWCFS Common Stock were converted in the Share Exchange, regardless of whether such holders have exchanged their certificates representing JWCFS Common Stock for certificates representing Newco Common Stock in accordance with the provisions of this Agreement. Whenever a dividend or other distribution is declared by Newco on the Newco Common Stock, the record date for which is at or after the Effective Time, the Newco declaration shall include dividends or other distributions on all shares of Newco Common Stock issuable pursuant to this Agreement, but no dividend or other distribution payable to the holders of record of Newco Common Stock as of any time subsequent to the Effective Time shall be delivered to the holder of any certificate representing shares of JWCFS Common Stock issued and outstanding at the Effective Time until such holder surrenders such certificate for exchange as provided in this Section 2.7. However, upon surrender of such JWCFS stock certificate, the Newco Common Stock certificate (together with all such undelivered dividends or other distributions, without interest) shall be delivered and paid with respect to each share represented by such certificate.

          (c) Withholding. Newco or the Exchange Agent shall be entitled to deduct and withhold from the consideration otherwise payable or issuable pursuant to this Agreement to any JWCFS Shareholder or Genesis Member such amounts as Newco or the Exchange Agent is required to deduct and withhold with respect to the making of such payment or issuance under the Code or any Governmental Requirement. To the extent that amounts are so withheld by Newco or the Exchange Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the JWCFS Shareholder or Genesis Member in respect of which such deduction and withholding was made by Newco or the Exchange Agent.

          (d) Lost Certificates. If any certificate shall have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person claiming such certificate to be lost, stolen, or destroyed, Newco will issue in exchange for such lost, stolen, or destroyed certificate the certificate evidencing shares of Newco Common Stock deliverable in respect thereof, as determined in accordance with this Article 2. When authorizing such issue of the certificate of shares of Newco Common Stock in exchange therefor, the Board of Directors of Newco may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen, or destroyed certificate to give Newco a bond in such sum as it may direct as indemnity against any claim that may be made against Newco with respect to the certificate alleged to have been lost, stolen, or destroyed.

     2.8  Escrow Account.  On the Closing Date, an aggregate of ten percent
          --------------
(10%) of the shares of Newco Common Stock to be received by the Genesis Members in the LLC Exchange (the "Escrowed Shares"), allocated among the Genesis Members as set forth in ANNEX C, shall be deposited with the Escrow Agent in a segregated account (the "Escrow Account") pursuant to the Escrow Agreement set forth as Exhibit C for a period of up to one year from the Closing Date, for the purpose of securing and funding the obligations of the Genesis Members or Genesis to Newco that may arise pursuant to Article 9 hereof, except with respect to an individual Genesis Member as a result of Article 3, in which case, the liability of such Genesis Member may extend to the value on the Closing Date of the total number of shares of Newco Common Stock received by the Genesis Member pursuant to the LLC Exchange. No Genesis Member shall have any personal liability for, nor shall any Genesis Member's share of the Escrowed Shares serve as a source of recovery for, any breach or misrepresentation under Article 3 by any other Genesis Member. The Escrowed Shares shall be held in the Escrow Account and disbursed in accordance with the terms of the Escrow Agreement. Notwithstanding the foregoing, the respective Genesis Members as the legal owners of the Escrowed Shares, unless and until disposed of in accordance with the terms of this Agreement and the Escrow Agreement, shall be entitled to exercise the voting rights and to receive any dividends or other distributions declared and paid with respect to such shares; provided, however, any shares of
                                               --------  -------
Newco Common Stock issued with respect to the Escrowed Shares as a result of a stock dividend, share exchange, stock split, or other action in respect of the Newco Common Stock, shall be held in the Escrow Account as additional Escrowed Shares.

     2.9  Maintenance of Two Members of Genesis.  Simultaneously with the
          -------------------------------------
consummation of the LLC Exchange, but without affecting any right, interest, or obligation of any Genesis Member otherwise arising under or in connection with this Agreement, Genesis may be merged with and into New Genesis-Georgia LLC (the "LLC Georgia Merger"). Newco and Genesis, if requested by JWCFS, shall cause Articles of Merger of Genesis and New Genesis-Georgia LLC to be duly executed and delivered on or prior to the Closing Date to be filed with the Secretary of State of each of California and Georgia, as applicable, in order to cause the LLC Georgia Merger to be effective from and after the Effective Time. The parties expressly acknowledge that the purpose of the LLC Georgia Merger is to avoid possible non-compliance with the California Beverly-Killea Act, which may not permit the ownership of a limited liability company by only one Person, whereas the Georgia Business Corporation Act permits such ownership. In lieu of effecting the LLC Georgia Merger, however, JWCFS and Newco shall have the right, notwithstanding any other provision hereof, to establish an Affiliate of Newco either (i) to be a recipient along with Newco of a portion of the Genesis Membership Interests from the Genesis Members in the LLC Exchange (and thereafter, following the LLC Exchange, may effect the LLC Merger), or (ii) to receive a noneconomic interest in Genesis prior to the Effective Time, which interest shall continue to be held by such Affiliate and not exchanged in the LLC Exchange ("Special Continuing Genesis Interest"); provided that any such
                                                      --------
action does not affect the consideration payable to the Genesis Members or the tax consequences of the LLC Exchange or the Combination to any Genesis Member or any other right, interest, or obligation of a Genesis Member.


                                   ARTICLE 3
               REPRESENTATIONS AND WARRANTIES OF GENESIS MEMBERS

     Each Genesis Member, severally and not jointly, represents and warrants to JWCFS and Newco that, as applied solely to such Genesis Member, all of the representations and warranties in this Article 3 are, as of the date of this Agreement, and will be on the Closing Date, true and correct, and do not and will not contain or omit any disclosure that has or will or could have a Material Adverse Effect on Genesis or Newco.

     3.1  Investment Intentions.
          ---------------------

     (a) The Genesis Member (i) will be acquiring the shares of Newco Common Stock to be issued pursuant to Section 2.4 to the Genesis Member solely for such Genesis Member's account, for investment purposes only and with no current intention or plan to distribute, sell, or otherwise dispose of any of those shares in connection with any distribution that is not made pursuant to an appropriate registration statement or in accordance with an applicable exemption promulgated under the Securities Act and any applicable state securities law;
(ii) is not a party to any agreement or other arrangement for the disposition of any shares of Newco Common Stock other than this Agreement; (iii) unless disclosed otherwise on Schedule 3.1, is an "accredited investor" as defined in Securities Act Rule 501(a); and (iv) (A) is able to bear the economic risks of an investment in the Newco Common Stock acquired pursuant to this Agreement, (B) can afford to sustain a total loss of that investment, (C) has such knowledge and experience in financial and business matters that the Genesis Member is capable of evaluating the merits and risks of the proposed investment in the Newco Common Stock, (D) has received and carefully reviewed the Recent SEC Documents and has had an adequate opportunity to ask questions and receive answers from the officers of JWCFS and Newco concerning any and all matters relating to the transactions contemplated hereby, including the background and experience of the current and proposed officers and directors of JWCFS and Newco, the plans for the operations of the business of Newco, and the business, operations, and financial condition of JWCFS and Newco, and (E) has asked all questions of the nature described in preceding clause (D), and all those questions have been answered to such Genesis Member's satisfaction.

     (b) The Genesis Member has no present plan, intention, or arrangement to dispose of any of the Newco Common Stock to be received in the LLC Exchange if such disposition would reduce the fair value of the Newco Common Stock (with such value measured as of the Closing Date) retained by the Genesis Member to an amount less than 50% of the fair value of the Genesis Membership Interests held by the Genesis Member immediately before the consummation of the LLC Exchange.

     3.2  Ownership and Status of Genesis Member Interests.  The Genesis Member
          ------------------------------------------------
is the record and beneficial owner (or, if the Genesis Member is a trust or the estate of a deceased natural person, the legal owner) of the percentage of the outstanding Genesis Membership Interests set forth opposite the Genesis Member's name in ANNEX C, free and clear of all Liens, except for the Liens accurately set forth in Schedule 3.2, all of which will be released at or before the Effective Time.

     3.3  Power of Genesis Member; Approval of LLC Exchange.
          -------------------------------------------------

     (a) The Genesis Member has the full power, legal capacity, and authority to execute and deliver this Agreement and each Transaction Document to which the Genesis Member is a party and to perform the Genesis Member's obligations in this Agreement and in all Transaction Documents to which the Genesis Member is a party. This Agreement constitutes, and each such Transaction Document when executed in the Genesis Member's individual or legal capacity and delivered by the Genesis Member, will constitute the legal, valid, and binding obligation of the Genesis Member, enforceable against the Genesis Member in accordance with its terms, except as that enforceability may be (i) limited by any applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the enforcement of creditors' rights generally and (ii) subject to general principles of equity (regardless of whether that enforceability is considered in a proceeding in equity or at law). If the Genesis Member is an Entity, the Genesis Member has obtained, in accordance with all applicable Governmental Requirements and its Charter Documents, all approvals and the taking of all actions necessary for the authorization, execution, delivery, and performance by the Genesis Member of this Agreement and the Transaction Documents to which the Genesis Member is a party. If the Genesis Member is acting otherwise than in his individual capacity (whether as an executor or a guardian or in any other fiduciary or representative capacity), all actions on the part of the Genesis Member and all other Persons (including any court) necessary for the authorization, execution, delivery, and performance by the Genesis Member of this Agreement and the Transaction Documents to which the Genesis Member is a party have been duly taken and the transactions contemplated herein have been duly authorized.

     (b) The Genesis Member, acting in each capacity in which he or it is required and entitled to vote to approve or disapprove the consummation of the LLC Exchange, has voted all the Genesis Membership Interests owned by him or it in favor of the entering of this Agreement and the consummation of the LLC Exchange and the other transactions contemplated hereby.

     3.4  No Conflicts or Litigation. The execution, delivery, and performance
          --------------------------
in accordance with their respective terms by the Genesis Member of this Agreement and the Transaction Documents to which the Genesis Member is a party do not and will not (a) violate or conflict with any Governmental Requirement applicable to such Genesis Member, (b) breach or constitute a default under any agreement or instrument to which the Genesis Member is a party or by which the Genesis Member or any of the Genesis Membership Interests owned by the Genesis Member is bound, (c) result in the creation or imposition of, or afford any Person the right to obtain, any Lien upon any of the Genesis Membership Interests owned by the Genesis Member, or (d) if the Genesis Member is an Entity, violate the Genesis Member's Charter Documents. No Litigation is pending to which such Genesis Member is a party or, to the knowledge of the Genesis Member, threatened to which the Genesis Member is or may become a party that (i) questions or involves the validity or enforceability of any of the Genesis Member's obligations under any Transaction Document or (ii) seeks (or reasonably may be expected to seek) (A) to prevent or delay the consummation by the Genesis Member of the transactions contemplated by this Agreement to be consummated by the Genesis Member or (B) Damages in connection with any consummation by the Genesis Member of the transactions contemplated by this Agreement.

     3.5  No Brokers.  Except as set forth on Schedule 3.5, the Genesis Member
          ----------
has not, directly or indirectly, in connection with this Agreement or the transactions contemplated hereby (a) employed any broker, finder, or agent or
(b) agreed to pay or incurred any obligation to pay any broker's or finder's fee, any sales commission, or any similar form of compensation.

     3.6  Preemptive and Other Rights; Waiver.  Except for the rights of the
          -----------------------------------
Genesis Member to receive shares of Newco Common Stock as a result of the LLC Exchange or to acquire Newco Common Stock pursuant to any written option granted by JWCFS or Newco to the Genesis Member separate and apart from this Agreement, the Genesis Member either (a) does not own or otherwise have any statutory or contractual preemptive or other right of any kind (including any right of first offer or refusal) to acquire any shares of Newco Common Stock or (b) hereby irrevocably waives each right of that type the Genesis Member does own or otherwise has.

     3.7  Control of Related Businesses.  Except as accurately set forth in
          -----------------------------
Schedule 3.7, the Class A-E Members are not, alone or with one or more other Related Persons, the controlling Affiliate of, or have an equity interest in, any Entity, business, or trade (other than Genesis Merchant Group, L.P., GMG, Inc. and GMG Seneca L.P.) that

(a) is engaged in any line of business that is the same as or similar to the business of Genesis or JWCFS, as described in the recitals to this Agreement, or
(b) is, or has within the three-year period ending on the date of this Agreement, engaged in any transaction with Genesis or any Genesis Subsidiary.

                                   ARTICLE 4
                   REPRESENTATIONS AND WARRANTIES OF GENESIS

     As an inducement to JWCFS to enter into this Agreement and to consummate the transactions contemplated hereby, Genesis represents and warrants as follows:

     4.1  Organization, Etc. of Genesis.  Genesis has power (corporate or
          -----------------------------
otherwise) to own or lease its properties and to carry on its business as and in the places where such properties are now owned, leased, or operated and such business is now conducted, and has fully complied in all material respects with all applicable federal, state, foreign, and other laws with respect to its operations and the conduct of its business, except for any such failures to so comply (none of which are now known to Genesis) that will not, singly or in the aggregate, have a Material Adverse Effect on the business, assets, results of operations, financial condition, or prospects of Genesis. Genesis is duly qualified and in good standing as a foreign corporation for the transaction of business under the laws of each jurisdiction in which it owns or leases property, or conducts business, so as to require such qualification, which jurisdictions are set forth on Schedule 4.1. Copies of the Articles of Organization and all amendments thereto, the Operating Agreement, as amended and currently in force, certificates of authority or qualification to transact business as a foreign limited liability company in each jurisdiction where such is required, membership unit records, and corporate minutes and records of Genesis have heretofore been made available to JWCFS and are true, complete, and correct at the date hereof.

     4.2  Capitalization.  Annex C accurately identifies the holders and the
          --------------
amounts held by them of all of the Genesis Capital Interests. All of the issued and outstanding Genesis Capital Interests are duly authorized and validly issued, fully paid and nonassessable were offered, sold, and issued in accordance with applicable federal and state securities laws, and there are no preemptive rights in respect thereof.

     4.3  Rights to Acquire Genesis Capital Interests.  There are no outstanding
          -------------------------------------------
options, warrants, rights, calls, commitments, conversion rights, plans, or other agreements or arrangements of any character providing for the purchase or issuance of any additional Genesis Capital Interests.

     4.4  Subsidiaries.  Genesis has no direct or indirect subsidiaries.
          ------------

     4.5  Authority.  Each of Genesis and the Genesis Members has full legal
          ---------
power and authority to make, execute, and deliver this Agreement and to perform its or their obligations hereunder and thereunder and in connection with the transactions contemplated hereby and thereby, and the making, execution, and delivery of this Agreement by each of Genesis and the Genesis Members and the performance of its or their respective obligations in compliance with their respective terms, have been duly authorized by all necessary action of Genesis and of the Genesis Members.

     4.6  No Default Resulting from Agreement.  Except as set forth on Schedule
          -----------------------------------
4.6, neither the making, execution, and delivery of this Agreement, nor the performance by Genesis and the Genesis Members of their respective obligations in compliance with its terms, will (i) result in a breach or violation of any term or condition of, or constitute a default under, the Articles of Organization, or the Operating Agreement of Genesis, as each may have been amended, (ii) constitute a default that may reasonably be expected to have a Material Adverse Effect on Genesis under any agreement, instrument, undertaking, judgment, decree, governmental order, or other restriction or obligation to which Genesis is a party or by which its properties or assets may be bound or affected or (iii) result in a violation of any Governmental Requirement. Except as set forth in Schedule 4.6, no consent of or filing with any Governmental Authority is required in connection with the valid making, execution, or delivery of this Agreement by Genesis or the Genesis Members, or the performance by any of them of their respective obligations in compliance with their respective terms.

     4.7  Financial Statements of Genesis; Disclosure.
          -------------------------------------------

    (a) Set forth as Schedule 4.7 are true, correct, and complete copies of the audited consolidated financial statements of Genesis and Predecessor Genesis, as applicable, for the three fiscal years ended December 31, 1996, and the unaudited financial statements of Genesis for the nine months ended September 30, 1997, including the notes and any schedules thereto and the reports of its independent certified public accountants thereon (collectively, the "Financial Statements of Genesis"). The Financial Statements of Genesis have been prepared in conformity with GAAP, consistently applied, except as provided in Schedule 4.7(a), and present fairly the consolidated financial position of Genesis at each of the dates indicated and the consolidated results of its operations and changes in its cash flow for each of the periods indicated.

     (b) (i) As of the date hereof, all Information that has been made available to JWCFS by or on behalf of Genesis in connection with the transactions contemplated hereby is, taken together, true and correct in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not misleading in light of the circumstances under which those statements were made.

          (ii) All Information that is made available to JWCFS by or on behalf of Genesis or any Genesis Member from the date hereof to the Closing in connection with or pursuant to this Agreement or any Transaction Document will be, when made available and taken together, true and correct in all material respects and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not misleading in any material respect in light of the circumstances under which those statements are made.

          (iii) All financial budgets and projections that have been or are hereafter from time to time prepared by Genesis or any of its Representatives and made available to JWCFS prior to the Closing pursuant to or in connection with the transactions contemplated by this Agreement have been and will be prepared and furnished to JWCFS in good faith and were and will be based on facts and assumptions that are believed by Genesis and the Genesis Member to be reasonable in light of the then current and foreseeable business conditions of Genesis and represented and will represent Genesis' good faith estimate of the projected financial performance of Genesis based on the information available to Genesis at the time so furnished.

     4.8  Absence of Undisclosed Liabilities.  Except as fully reflected in the
          ----------------------------------
Financial Statements of Genesis or as set forth in Schedule 4.8, Genesis has no debt, liability, or obligation of any kind (whether accrued, absolute, contingent, or otherwise) including without limitation any liability or obligation on account of taxes or any governmental charge, penalty, interest, or fine, or any "loss contingencies" considered "probable" or "reasonably possible" within the meaning of the Financial Accounting Standards Board's Statement of Financial Accounting Standards No. 5, except (i) liabilities incurred in the ordinary course of business since the Current Balance Sheet Date, none of which have, individually or in the aggregate, had a Material Adverse Effect on Genesis, and (ii) liabilities incurred in connection with the transactions provided for in this Agreement and the Combination. Genesis is not in default with respect to any term or condition of any Indebtedness; and except as set forth on Schedule 4.8, no notice has been given by any holder of any Indebtedness claiming that any default or breach exists that has not been remedied by Genesis or waived in writing by such holder.

     4.9  Property.
          --------

     (a) Genesis has good and marketable title to all personal property owned by it, in each case free and clear of all Liens, except such as are set forth on
Schedule 4.9(a) or such as do not Materially affect the value of such property and do not interfere with the use made or reasonably anticipated to be made of such property.

     (b) Except as set forth on Schedule 4.9(b), no real property, building, or material personal property is held under any lease by Genesis, and such as may be so held are held under a valid lease of which Genesis is not in default or in breach or violation of any term or condition thereof in a manner that may reasonably be expected to have a Material Adverse Effect on Genesis. Schedule 4.9(b) accurately lists and correctly describes in all Material respects (i) all real properties owned or leased by Genesis and, for each of those properties, the address thereof, the type and square footage of each structure located thereon, and the use thereof in the business of Genesis, (ii) whether each such property was or is currently owned by any Genesis Member, any Related Person or Affiliate of any Genesis Member (other than Genesis), and (iii) with respect to any leased property, the expiration date of the lease.

     (c) Genesis has provided JWCFS with true, complete, and correct copies of all leases under which Genesis is leasing each of the properties listed in
Schedule 4.9(b) as being leased and, except as accurately set forth in Schedule 4.9(c) each of those leases is valid and binding on the lessor party thereto, and the lessee party thereto has not sublet any of the leased space to any Person other than Genesis.

     (d) The fixed assets of Genesis are located at one or more of the real properties listed in Schedule 4.9(b) and, except as accurately set forth in
Schedule 4.9(d), are well-maintained and adequate for the purposes for which they presently are being used or held for use, ordinary wear and tear excepted.

     4.10 Certain Environmental Matters. (a) Except as accurately disclosed in
          -----------------------------
Schedule 4.10(a), Genesis has complied, and remains in compliance, with the provisions of all Environmental Laws applicable to it or any of its respective presently owned or operated facilities, sites, or other properties, businesses, and operations; (b) except as accurately disclosed in Schedule 4.10(b), no Hazardous Substances have been disposed of or released at, from, in, or on any site owned or operated by Genesis in violation of applicable Environmental Laws;
(c) except as accurately disclosed in Schedule 4.10(c), neither Genesis (or any agent or contractor of Genesis) has transported or arranged for the transportation of any Hazardous Substances to, or disposed or arranged for the disposition of any Hazardous Substances at, any off-site location that could lead to any claim against Genesis, or any Affiliate or Subsidiary of Genesis, as a potentially responsible party or otherwise, for any clean-up costs, remedial work, damage to natural resources, personal injury, or property damage, including any claim under Environmental Laws; and (d) except as accurately disclosed in Schedule 4.10(d), no storage tanks existed or exist on or under any of the properties owned, leased, or operated by Genesis from which any Hazardous Substances could have been released into the surrounding environment. Genesis has provided JWCFS with copies (or if not available, accurate written summaries) of all environmental investigations, studies, audits, reviews, inspections, and other analyses conducted by or on behalf, or which otherwise are in the possession, of Genesis respecting any facility, site, or other property presently owned, leased, or operated by Genesis.

     4.11 Notes and Accounts Receivable.  Except as set forth on Schedule 4.11,
          -----------------------------
all receivables reflected in the Financial Statements of Genesis (net of reserves stated therein) were, and all such receivables held by Genesis on the date hereof are, valid obligations of the makers thereof. Genesis has not received any notice from any of the makers of such receivables of any alleged offsets or counterclaims, nor does Genesis have any reason to believe that any of such receivables are not collectible. Genesis has no reason to believe that future experiences with respect to the amount of allowances for uncollectible receivables will vary materially and adversely from the amount of such allowances reflected in the Financial Statements of Genesis.

     4.12  Litigation; Compliance with Laws Generally.    Except as set forth on
           ------------------------------------------
Schedule 4.12, (a) no Litigation is pending or overtly threatened against, by, or affecting Genesis that might have a Material Adverse Effect on Genesis or that might prevent or impede the Combination; (b) Genesis has not been charged with, and to the best knowledge of Genesis is not under investigation with respect to, any charge concerning any violation of any Governmental Requirement in respect to its business, except as set forth in Schedule 4.12; and (c) there are no judgments unsatisfied against Genesis or the Genesis Members, and no consent decrees to which Genesis or the Genesis Members is subject. Genesis is in compliance with all applicable Governmental Requirements, except where the failure to so comply does not and will not have a Material Adverse Effect on Genesis or on Newco following the Combination.

     4.13  Tax Matters.  Each of the following representations and warranties in
           -----------
this Section 4.13 is qualified to the extent set forth in Schedule 4.13.

     (a) For federal, state and local income tax purposes, Genesis is a Partnership as defined in Section 7701 of the Code. All Returns required to be filed with respect to any Tax for which Genesis is liable have been duly and timely filed with the appropriate Taxing Authority. All such Returns were correct and complete in all Material respects, and each Tax shown to be payable on each such Return has been paid. Each Tax payable by Genesis by assessment has been timely paid in the amount assessed, and adequate reserves have been established on the consolidated books of Genesis for all Taxes for which Genesis is liable, but the payment of which is not yet due. Genesis is not and never has been, liable for any Tax payable by reason of the income or property of a Person other than Genesis or a Genesis Subsidiary. Genesis has timely filed true, correct and complete declarations of estimated Tax in each jurisdiction in which any such declaration is required to be filed by it. No Liens for Taxes exist upon the assets of Genesis except Liens for Taxes which are not yet due. Neither Genesis nor any Genesis Subsidiary is, or ever has been, subject to Tax in any jurisdiction outside of the United States. No Litigation with respect to any Tax for which Genesis is asserted to be liable is pending or, to the knowledge of Genesis, threatened and no basis which Genesis believes to be valid exists on which any claim for any such Tax can be asserted against Genesis. There are no requests for rulings or determinations in respect of any taxes pending between Genesis and any Taxing Authority. No extension of any period during which any Tax may be assessed or collected and for which Genesis is or may be liable has been granted to any Taxing Authority. Neither Genesis nor any Genesis Subsidiary is or has been a party to any tax allocation or sharing agreement. All amounts required to be withheld by Genesis and paid to governmental agencies for income, social security, unemployment insurance, sales, excise, use and other Taxes have been collected or withheld and paid to the proper Taxing Authority. Genesis has made all deposits required by law to be made with respect to employees' withholding and other employment taxes.

     (b) Neither Genesis nor any Genesis Member is a "foreign person", as that term is referred to in Section 1445(f)(3) of the Code.

     (c) Genesis has not filed a consent pursuant to Section 341(f) of the Code or any comparable provision of any other tax statute and has not agreed to have Section 341(f)(2) of the Code or any comparable provision of any other tax statute apply to any disposition of an asset. Genesis has not made, is not obligated to make, and is not a party to any agreement that could require it to make any payment that is not deductible under Section 280G of the Code. No asset of Genesis is subject to any provision of applicable law which eliminates or reduces the allowance for depreciation or amortization in respect of that asset below the allowance generally available to an asset of its type. No accounting method changes of Genesis exist or are proposed or threatened which could give rise to an adjustment under Section 481 of the Code.

     4.14  Material Contracts.  Set forth on Schedule 4.14, with respect to
           ------------------
Genesis, is a list of all presently outstanding (a) collective bargaining agreements and similar agreements with any group of its employees or with all of its employees as a group; (b) bonuses, deferred compensation, pension, profit-sharing, and retirement plans and arrangements; (c) employment agreements, contracts, and commitments that by their express terms cannot be terminated by Genesis without Material penalty or liability on thirty (30) days' or less notice; (d) guarantees of Indebtedness or indemnification agreements; (e) agreements, contracts, and commitments relating to the acquisition of assets or capital stock of any business enterprise, other than assets acquired for use in the ordinary course of business of Genesis; (f) loan agreements and related documents; (g) licenses, franchises, options, or other rights of any nature whatsoever to sell, distribute, or otherwise deal in or with the property of Genesis other than in the ordinary course of business or to use any patent, trade name, trademark, service mark, copyright, pending applications therefor, trade secrets, or other proprietary rights of Genesis; (h) licenses, franchises, options or other rights of any nature whatsoever obligating Genesis to pay royalties, franchise fees, or any other amounts to any other party for the right to sell, distribute, or otherwise deal in or with the property of such other party or for the use of any patent, trade name, trademark, service mark, copyright, pending applications therefor, trade secrets, or other proprietary rights of any such other party; (i) agreements, contracts, or commitments containing any covenant materially limiting the freedom of Genesis to engage in any line of business or to compete with any person; and (j) agreements, contracts, and commitments not made in the ordinary course of business and providing for remaining payments or receipts aggregating in excess of $50,000 for a single such agreement, contract, or commitment, or $100,000 in the aggregate for all such agreements, contracts or commitments with the same person or relating to the same subject matter. A true copy of each of the contracts set forth on Schedule 4.14 has been made available to JWCFS for examination. Except as set forth on Schedule 4.14, no Material default by Genesis exists or has been claimed to exist with respect to any such contract or commitment, and no Material default by any other party thereto is known or claimed by Genesis to exist.

     4.15  Licenses; No Infringement. Genesis holds all Governmental Approvals
           -------------------------
that are necessary to the conduct of its business. Genesis does not know or have any reason to believe that Genesis has infringed any patent, patent right, trademark, or copyright of any other party.

     4.16  Bank Accounts; Insurance Policies.  Set forth on Schedule 4.16, with
           ---------------------------------
respect to Genesis, are:

     (a) the name and address of each bank with which Genesis has an account or a safe deposit box, the account number of each account maintained at such bank, and the names of all persons authorized to draw thereon or to have access thereto; and

     (b) except as indicated on Schedule 4.16(b), Schedule 4.16(b) sets forth a list of all insurance policies carried by Genesis or any Genesis Subsidiary; and Schedule 4.16(b) sets forth an accurate list of all insurance loss runs and worker's compensation claims received for the most recently ended three policy years to the extent reasonably available. True, complete, and correct copies of all insurance policies carried by Genesis that are presently in effect have been provided to JWCFS, and all such insurance policies have been issued by insurers of recognized responsibility and currently are, and will remain without interruption through the Closing Date, in full force and effect. No insurance carried by Genesis has been canceled by the insurer during the past five years, and Genesis has never been denied insurance coverage in any regard or to any degree. Genesis has not received any notice or other communication from any issuer of any such insurance policy of any Material increase in any deductibles, retained amounts, or premiums payable thereunder, and, to the knowledge of Genesis, no such increase in deductibles, retainages, or premiums is threatened. Genesis is not aware of any condition or fact that would lead them to believe that such policies would not insure Genesis in a manner that is fully adequate at all times to protect it against risks customarily insured against by others in the same location and engaged in the same or similar business and that may reasonably be expected to have a Material Adverse Effect upon the business, assets, results of operations, financial condition, or prospects of Genesis.

     (c) the name of each Person holding a general or special power of attorney from Genesis and a description of the terms of each such power.

     4.17  Genesis Member Materials.  No materials or information to be
           ------------------------
furnished by Genesis or the Genesis Members to JWCFS for inclusion in the SEC Compliance Documents will contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading.

     4.18  Obligations for Indemnification. Genesis has no knowledge, actual or
           -------------------------------
constructive, and no reason to know of any claim of any Person for indemnification under Genesis's Operating Agreement, or any basis for any such claim.

     4.19  Brokers or Finders.  No broker or finder other than Putnam, Lovell &
           ------------------
Thornton has acted on Genesis' or the Genesis Members' behalf in connection with this Agreement or any transaction contemplated hereby.

     4.20  Absence of Changes.  Since September 30, 1997, except as accurately
           ------------------
set forth in Schedule 4.20, none of the following has occurred with respect to
Genesis:

     (a) any circumstance, condition, event, or state of facts (either singularly or in the aggregate), other than conditions affecting the business of Genesis in general, that has caused, is causing, or will cause a Material Adverse Effect on Genesis;

     (b) any change in its authorized or outstanding Capital Stock or Derivative Securities;

     (c) any Restricted Payment, except any declaration or payment of dividends by any Genesis Subsidiary solely to Genesis;

     (d) any increase in, or any commitment or promise to increase, the rates of Cash Compensation, or the amounts or other benefits paid or payable under any Genesis ERISA Pension Plan or Other Compensation Plan, except for ordinary and customary bonuses and salary increases for employees (other than the Genesis Members or an Immediate Family Member) at the times and in the amounts consistent with its past practice;

     (e) any work interruptions, labor grievances or claims filed, or any similar event or condition of any character, that will, or could reasonably expect to, have a Material Adverse Effect on Genesis or on Newco;

     (f) any distribution, sale, or transfer of, or any commitment of Genesis to distribute, sell, or transfer, any of its assets or properties of any kind that singularly is, or in the aggregate are, Material to Genesis, other than distributions, sales, or transfers in the ordinary course of its business and consistent with its past practices to Persons other than the Genesis Members or an Immediate Family Member or Affiliates;

     (g) any cancellation of, or agreement to cancel, any Indebtedness, obligation, or other liability owing to it, including any Indebtedness, obligation, or other liability of any Stockholder or any Related Person or Affiliate thereof;

     (h) any plan, agreement or arrangement granting any preferential rights to purchase or acquire any interest in any of its assets, property, or rights or requiring consent of any Person to the transfer and assignment of any such assets, property, or rights;

     (i) any purchase or acquisition of, or agreement, plan, or arrangement to purchase or acquire, any property, rights, or assets, or the entering of any other transaction, outside of the ordinary course of its business consistent with its past practices;

     (j) any waiver of any of its rights or claims that singularly is, or in the aggregate are, Material to Genesis;

     (k) any incurrence by it of any Indebtedness or any Guaranty not constituting its Indebtedness, or any Genesis Commitment to incur any Indebtedness or any such Guaranty;

     (l) any investment in the Capital Stock, Derivative Securities, or Indebtedness of any Person, other than in the ordinary course of business;

     (m) except in accordance with Genesis' consolidated capital expenditure budget for Genesis' current fiscal year, any capital expenditure or series of related capital expenditures by Genesis collectively in excess of $50,000, or commitments by Genesis to make capital expenditures aggregating in excess of $50,000; or

     (n)   any cancellation or termination of a Material Agreement of Genesis.

     4.21  Year 2000 Compliance.  Schedule 4.21 details the plans of Genesis for
           --------------------
ensuring that the software utilized by Genesis in its business ("Genesis Software") will be Year 2000 compliant, will correctly handle the change of the century in a standard compliant manner, including both the Year 2000 and beyond, as well as the leap year, and the absence of leap year, and will operate accurately with respect to date-related operations. Genesis believes that its plans described on Schedule 4.21 are sufficient to ensure the uninterrupted conduct of its business

     4.22  Broker-Dealer Registration; Etc.
           -------------------------------

     (a) Genesis is registered as a broker-dealer with the Commission and the Commissioner of Corporations of the California Department of Corporations, and is a member in good standing of the NASD.

     (b) Genesis has filed all Form BDs and Form ADVs (including all amendments thereto) required to be filed with the Commission, each of which has complied with the Exchange Act or the Investment Advisers Act of 1940, as amended, as the case may be, each as in effect on the date so filed. Genesis has heretofore furnished to JWCFS correct and complete copies of such Form BDs and Form ADVs (including all amendments thereto). None of such Form BDs or Form ADVs contained, when filed, any untrue statement of material fact required to be stated or incorporated by reference therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Except to the extent amended or superseded by a subsequent filing with the Commission (a copy of which has been provided to JWCFS prior to the date hereof), none of the Form BDs or Form ADVs (including all amendments thereto) contains any untrue statement of a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. All copies of such Form BDs and Form ADVs (including all amendments thereto) required to be filed with any state have been filed in a timely manner.

     (c) Genesis and Predecessor Genesis have filed all SRO Reports required to be filed with any self-regulatory organizations since January 1, 1995, each of which has complied with the rules of the self-regulatory organization, each as in effect on the date so filed. Genesis has heretofore furnished to JWCFS correct and complete copies of the SRO Reports. None of the SRO Reports contained, when filed, any untrue statement of material fact required to be stated or incorporated by reference therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Except to the extent revised or superseded by a subsequent filing with the self-regulatory organization (a copy of which has been provided to JWCFS prior to the date thereof), none of the SRO Reports contains any untrue statement of a material fact or omits to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     (d) Genesis and Predecessor Genesis have registered as a broker-dealer and investment adviser in each jurisdiction in which such registration has been required since January 1, 1995. Genesis and Predecessor Genesis have filed or caused to be filed all forms, reports, statements, and documents (including all Form U-4s on behalf of registered representatives) required to be filed with any state since January 1, 1995. All such forms, reports, statements, and documents are accurate in all material respects.

     4.23  Employee Matters.
           ----------------

     (a) Cash Compensation. Schedule 4.23(a) accurately lists the names, titles, and rates of annual Cash Compensation, at the Current Balance Sheet Date and at the date hereof (and the portions thereof attributable to salary or the equivalent, fixed bonuses, discretionary bonuses, and other Cash Compensation, respectively) of all employees (including all employees who are officers or directors), nonemployee officers, nonemployee directors, and key consultants and independent contractors of Genesis that have been paid during the past fiscal year, or reasonably expect to be paid during the current fiscal year, aggregate compensation in excess of $100,000.

     (b) Engagement and Non-Competition Agreements. Schedule 4.23(b) accurately lists all Engagement and Non-Competition Agreements remaining executory in whole or in part on the date hereof, and Genesis has provided JWCFS with true, complete, and correct copies of all such Engagement and Non-Competition Agreements. Genesis is not a party to any oral Engagement and Non-Competition Agreement with any Person.

     (c) Other Compensation Plans. Schedule 4.23(c) of the Disclosure Statement accurately lists all Other Compensation Plans either in effect at the date hereof or to become effective after the date hereof. Genesis has provided JWCFS with a true, correct, and complete copy of each of those Other Compensation Plans that is in writing and an accurate description of each of those Other Compensation Plans that are oral. Except as accurately set forth in
Schedule 4.23(c), each of the Other Compensation Plans, may be unilaterally amended or terminated by Genesis without liability to any of them, except as to benefits accrued thereunder prior to any such amendment or termination.

     (d) ERISA Benefit Plans. Schedule 4.23(d) accurately lists each ERISA Benefit Plan maintained by, sponsored in whole or in part by, or contributed to by, Genesis or any ERISA Affiliate currently, or at any time during the six-year period ending on the date hereof, under which employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries are eligible to participate, including, but not limited to, all pension, retirement, profit sharing, deferred compensation, stock option, employee stock ownership, severance pay, vacation, bonus, or other incentive plans, medical, vision, dental or other health plans, life insurance plans, and all other employee benefit plans or fringe benefit plans. Schedule 4.23(d) classifies each of the ERISA Benefit Plans as an ERISA Pension Benefit Plan or a Welfare Plan. Genesis has provided JWCFS with a true, correct, and complete copy of each ERISA Benefit Plan, all related trust agreements and amendments, actuarial reports and valuations for the most recent three years, summary plan descriptions, prospectuses, annual report form 5500s or similar forms (and attachments thereto) for the most recent three years, all Internal Revenue Service determination letters, and any related documents requested by JWCFS.

     (e) Employee Policies and Procedures. Schedule 4.23(e) accurately lists all Employee Policies and Procedures. Genesis has provided JWCFS with a copy of all written Employee Policies and Procedures and a written description of all Material unwritten Employee Policies and Procedures.

     (f) Unwritten Amendments. Except as accurately described in Schedule 4.23(f), no Material unwritten amendments have been made, whether by oral communication, pattern of conduct or otherwise, with respect to any of the Employment Agreements, Other Compensation Plans, ERISA Benefit Plans, or Employee Policies and Procedures.

     (g) Labor Compliance. To the knowledge of Genesis, Genesis has been and is in compliance with all applicable Governmental Requirements respecting employment and employment practices, terms and conditions of employment, and wages and hours, and neither Genesis is liable for any arrears of wages or penalties for failure to comply with any of the foregoing. Genesis has not engaged in any unfair labor practice or discriminated on the basis of race, color, religion, sex, sexual orientation, national origin, age, disability, or handicap in its employment conditions or practices. Except as accurately set forth in Schedule 4.23(g), there are no (i) unfair labor practice charges or complaints or racial, color, religious, sex, sexual orientation, national origin, age, disability, or handicap discrimination charges or complaints pending or, to the knowledge of Genesis, threatened against Genesis before any Governmental Authority (nor, to the knowledge of Genesis, does any valid basis therefor exist) or (ii) existing or, to the knowledge of Genesis, threatened labor strikes, disputes, grievances, controversies, or other labor troubles affecting Genesis (nor, to the knowledge of Genesis, does any valid basis therefor exist).

     (h) No Unauthorized Aliens. All employees of Genesis are citizens of, or are authorized in accordance with federal immigration laws to be employed in, the United States.

     (i)   Change of Control Benefits. Except as accurately set forth in
Schedule 4.23(i) of the Disclosure Statement, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment (including, without limitation, severance, unemployment compensation, golden parachute, or otherwise) becoming due to any director or any employee from Genesis under any ERISA Benefit Plan, Other Compensation Plan or otherwise, (ii) increase any benefits otherwise payable under any ERISA Benefit Plan or Other Compensation Plan, or (iii) result in any acceleration of the time of payment or vesting of any such benefit. Neither Genesis nor any Genesis ERISA Affiliate, is obligated, contingently or otherwise, under any agreement to pay any amount that would be treated as a "parachute payment," as defined in Section 280G(b) of the Internal Revenue Code (determined without regard to Section 280G(b)(2)(A)(ii) of the Internal Revenue
Code).

     (j) Retirees. Except as accurately set forth in Schedule 4.23(j), neither Genesis nor any Genesis Subsidiary has any obligation or commitment to provide medical, dental, or life insurance benefits to or on behalf of any of its employees who may retire or any of its former employees who have retired, except as may be required pursuant to the continuation of coverage provisions of
Section 4980B of the Code and the applicable parallel provisions of ERISA.

     4.24  Compliance with ERISA, Etc.
           --------------------------

     (a) Compliance. Each of the ERISA Benefit Plans and Other Compensation Plans (i) is in substantial compliance with all applicable provisions of ERISA, the Code, and all other applicable Governmental Requirements, (ii) has been administered, operated and managed in accordance with its governing documents, and (iii) has timely filed or distributed all reports and other documents required to be filed with any governmental agency or distributed to plan participants or beneficiaries (including annual reports, summary annual reports (form 5500s), summary plan descriptions, actuarial reports, PBGC-1 Forms, or returns).

     (b) Qualification. Except as accurately set forth on Schedule 4.24(b), all ERISA Pension Benefit Plans that are intended to be qualified under Section 401(a) of the Code (the "Qualified Plans") are so qualified and have received a favorable determination letter from the IRS, and Genesis is not aware of any circumstances likely to result in the revocation of any such favorable determination letter. To the extent that any Qualified Plans have not been amended to comply with applicable Governmental Requirements, the remedial amendment period permitting retroactive amendment of these Qualified Plans has not expired and will not expire within 120 days after the Effective Time.

     (c) No Defined Benefit Plans. Neither Genesis nor any Genesis ERISA Affiliate, maintains, or within the past six years has maintained, an ERISA Pension Benefit Plan that is or was a "defined benefit plan" subject to Title IV of ERISA.

     (d) No Prohibited Transactions, Etc. With respect to each ERISA Benefit Plan, neither such plan, nor any trustee, administrator, fiduciary, agent or employee thereof, and none of the Genesis Member, nor Genesis has engaged in any Prohibited Transaction with respect to such ERISA Benefit Plan. With respect to each ERISA Pension Benefit Plan (i) all minimum funding standards required by law with respect to funding of benefits payable or to be payable under such plan have been met; (ii) there is no accumulated funding deficiency, as defined in
Section 412(a) of the Code and Section 302(a) of ERISA; and (iii) there have been no terminations, partial terminations, or discontinuances of contributions without a determination by the IRS that such action does not adversely affect the tax-qualified status of that plan.

     (e) COBRA. With respect to ERISA Benefit Plans qualifying as "group health plans" under Section 4980B of the Code or Section 607(l) or 609 of ERISA and related regulations (relating to the benefit continuation rights imposed by "COBRA" or qualified medical child support orders), Genesis and the Genesis Members have complied (and at the Effective Time will have complied) in all Material respects with all reporting, disclosure, notice, election and other benefit continuation and coverage requirements imposed thereunder as and when applicable to those plans, and Genesis has not incurred (nor will incur) any direct or indirect liability or is (or will be) subject to any loss, assessment, excise tax penalty, loss of federal income tax deduction or other sanction, arising on account of or in respect of any direct or indirect failure by Genesis or any Genesis Member at any time prior to the Effective Time, to comply with any such federal or state benefit continuation or coverage requirement.

     (f) Financial Disclosure. Genesis has made, and as of the Effective Time will have made or accrued, all payments and contributions required, or reasonably expected to be required, to be made under the provisions of each ERISA Benefit Plan or Other Compensation Plan, or required to be made under applicable laws, rules and regulations, with respect to any period prior to the Effective Date, such amounts to be determined using the ongoing actuarial and funding assumptions of such plan. The Financial Statements and the Current Balance Sheet reflect the approximate total pension, medical and other benefit liability for all ERISA Benefit Plans and Other Compensation Plans, and no Material funding changes or irregularities are reflected thereon which would cause such statements to be not representative of prior periods.

     (g) Multiemployer Plans. Except as set forth in Schedule 4.24(g) neither Genesis nor any ERISA Affiliate, is, or at any time during the six-year period ended on the date hereof was, obligated to contribute to a Multiemployer Plan. Neither Genesis nor any ERISA Affiliate, has taken, or intends to take, any action and no event has occurred which has resulted or could reasonably be expected to result in withdrawal liability under Title IV of ERISA with respect to any Multiemployer Plan.

     (h) Claims and Litigation. Except as accurately set forth in Schedule 4.24(h), no Litigation or claims (other than routine claims for benefits) are pending or, to the knowledge of Genesis, threatened against, or with respect to, any of the ERISA Benefit Plans or Other Compensation Plans or with respect to any fiduciary, administrator, sponsor (in their capacities as such), or any party-in-interest thereof.

     (i) Excise Taxes, Damages and Penalties. With respect to any ERISA Benefit Plan or Other Compensation Plan, no act, omission or transaction has occurred which would result in the imposition on Genesis of (i) breach of fiduciary duty liability damages under Section 409 of ERISA, (ii) a civil penalty assessed pursuant to subsection (c), (i) or (l) of Section 502 of ERISA, or (iii) any excise tax under applicable provisions of the Code.

     (j) VEBA Welfare Trust. Any trust which is intended to be exempt from federal income taxation pursuant to Section 501(c)(9) of the Code, satisfies the requirements of that section and has received a favorable determination letter from the IRS regarding that exempt status and has not, since receipt of the most recent favorable determination letter, been amended or operated in a way that would adversely affect that exempt status.

     (k) Amendments and Termination. Except as set forth in Schedule 4.24(k) of Genesis has the right to amend, modify, or terminate any ERISA Benefit Plan or Other Compensation Plan without incurring any liability thereunder, except as to any benefits accrued prior to such amendment, modification, or termination. Prior to the Effective Time, Genesis agrees not to amend or modify any ERISA Benefit Plan or Other

Compensation Plan or take any other action which results in an increase in liability under such ERISA Benefit Plan or Other Compensation Plan. To the extent JWCFS adopts or continues any ERISA Benefit Plan or Other Compensation Plan, nothing contained in this Agreement limits or restricts JWCFS's right to amend, modify, or terminate any of such plans in such manner as JWCFS deems appropriate.

          4.25  Representations and Warranties.  No representation, warranty, or
                ------------------------------
covenant of Genesis contained in this Agreement or in any written statement delivered pursuant hereto or in connection with the transactions contemplated hereby contains or shall contain any untrue material statement, or shall omit to state a material fact necessary in order to make the statements made, in the light of the circumstances under which they were made, not misleading. Copies of all documents furnished by Genesis or any Genesis Member to JWCFS in connection with this Agreement or pursuant hereto are true and complete in all material respects. Genesis does not know of any fact that they have not disclosed in writing to Genesis that has had a Material Adverse Effect or, so far as Genesis can reasonably foresee, will have a Material Adverse Effect, on Genesis or the ability of Genesis to perform its obligations under this Agreement and the Combination.

                                   ARTICLE 5
                            CONDUCT PENDING CLOSING

     5.1    Conduct of Genesis Pending Closing.  The following covenants and
            ----------------------------------
agreements of Genesis shall be effective from the date hereof to the Closing, unless JWCFS shall consent in writing to the waiver of any such covenant or agreement.

     5.1.1 General. Genesis shall not take any action that would result in, or fail to take any action required to prevent, the material inaccuracy or breach of any of the representations and warranties of Genesis set forth in Article 4.

     5.1.2  Ordinary Course; Preservation of Business and Records.

            (a) The business of Genesis shall be conducted only in the ordinary course, except for consummation of the transactions contemplated by this Agreement, including transactions in connection with Genesis's payment of bonuses and deferred compensation, provided that the resulting effect is consistent with the requirements of Section 10.2.13 hereof.

            (b) Genesis shall maintain its books and records in the usual, regular, and ordinary course, on a basis consistent with prior years.

            (c) Genesis shall use its best efforts to preserve its business organization, to keep available the services of its present employees, and to preserve the goodwill of its suppliers, customers, and others having any business relations with it.

     5.1.3 Compensation. Except for bonuses with respect to prior periods as set forth in Schedule 5.1.3, there shall be no increase in the compensation or in the rate of compensation or commissions payable or to become payable by Genesis to any Genesis Member or executive officer, or to any employee earning $50,000 or more per annum, or any general increase in the compensation or in the rate of compensation payable or to become payable to employees of Genesis earning less than $50,000 per annum ("general increase" for the purpose hereof meaning any increase generally applicable to a class or group of employees, but not including increases granted to individual employees for merit, length of service, change in position or responsibility or other reasons applicable to specific employees and not generally to a class or group thereof), or any director, officer, or employee hired at a salary in excess of $50,000 per annum, or any increase in any payment of or commitment to pay any bonus, profit sharing or other extraordinary compensation to any employee.

     5.1.4 Change in Articles of Organization and Ownership. Genesis shall make no change in its Articles of Organization or Operating Agreement. Genesis shall make no change in its authorized or issued Capital Stock, and shall not issue or grant any right or option to purchase or otherwise acquire any of its Capital Stock.

     5.1.5 Access to Properties, Books, Etc. Genesis shall allow JWCFS and its authorized Representatives full access during normal business hours to all of the properties, books, contracts, commitments, and records of Genesis, and shall furnish JWCFS or its authorized Representatives such information concerning the affairs as may reasonably be requested.

     5.1.6 Monthly Financial Statements. Genesis shall deliver to JWCFS as soon as possible after each month ending between December 31, 1997 and the Closing Date, true and correct copies of monthly financial statements of Genesis for each such month. Such monthly financial statements shall reflect all material adjustments necessary to be reflected therein (subject to normal year-end adjustments including accrued bonuses and taxes) in order to present fairly Genesis's financial position and results of operations at the end of each such period on a basis consistent with Genesis' financial statements as of September 30, 1997.

     5.1.7 Distributions. Genesis will notify JWCFS five (5) business days prior to declaring or making in respect to the membership interests of Genesis any distribution or payment, or any direct or indirect, redemption, purchase, or other acquisition of any of its membership units which exceeds any distribution paid by Genesis in the corresponding calendar quarter of the previous year.

     5.2    Conduct of JWCFS Pending Closing.  The following covenants and
            --------------------------------
agreements of JWCFS shall be effective from the date hereof to the Closing, unless Genesis shall consent in writing to the waiver of any such covenant or agreement.

     5.2.1 General. JWCFS shall not take any action that would result in, or fail to take any action required to prevent, the material inaccuracy or breach of any of the representations and warranties of JWCFS set forth in Article 6.

     5.2.2  Ordinary Course; Preservation of Business and Records.

            (a) The business of JWCFS and its subsidiaries shall be conducted only in the ordinary course, except for consummation of the transactions contemplated by this Agreement or referred to in the proxy statement described in Section 8.9 hereof, including transactions in connection with JWCFS's payment of bonuses and deferred compensation.

            (b) JWCFS and its subsidiaries shall maintain their books and records in the usual, regular, and ordinary course, on a basis consistent with prior years.

            (c) JWCFS and its subsidiaries shall use their best efforts to preserve their business organization, to keep available the services of its present employees, and to preserve the goodwill of its suppliers, customers, and others having any business relations with it.

     5.2.3  Access to Properties, Books, Etc.   JWCFS and its subsidiaries shall
allow Genesis and its authorized Representatives full access during normal business hours to all of the properties, books, contracts, commitments, and records of JWCFS and its subsidiaries, and shall furnish Genesis or its authorized representatives such information concerning the affairs as may reasonably be requested.

     5.2.4 Monthly Financial Statements. JWCFS shall deliver to Genesis as soon as possible after each month ending between December 31, 1997, and the Closing Date, true and correct copies of monthly financial statements of JWCFS for each such month. Such monthly financial statements shall reflect all material adjustments necessary to be reflected therein (subject to normal year-end adjustments to accrued bonuses and taxes) in order to present fairly JWCFS financial position and results of operations at the end of each such period on a basis consistent with JWCFS' audited financial statement as of December 31, 1996.

     5.2.5 Distributions. No dividend, distribution, or other payment will be declared or made in respect to the Capital Stock of JWCFS, and JWCFS will not, directly or indirectly, redeem, purchase, or otherwise acquire any of its Capital Stock other than pursuant to the Gilman repurchase transaction described on Schedule 6.2(b).

     5.2.6 Capital Structure. No change will be made in the authorized or issued Capital Stock of JWCFS or Newco, and JWCFS and Newco will not issue or grant any right or option to purchase or otherwise acquire any of the Capital Stock of JWCFS or Newco except pursuant to the JWCFS Stock Plans or otherwise as contemplated by this Agreement.

                                   ARTICLE 6
                    REPRESENTATIONS AND WARRANTIES OF JWCFS

     As an inducement to Genesis and the Genesis Members to enter into this Agreement and to consummate the transactions contemplated hereby, JWCFS represents and warrants as follows:

     6.1  Organization, Etc. of JWCFS.  JWCFS is a corporation duly organized,
          ---------------------------
validly existing, and in good standing under the laws of the State of Florida. JWCFS has adequate power (corporate or otherwise) to own or lease its properties and to carry on its business as and in the places where such properties are now owned, leased, or operated and such business is now conducted, and has fully complied in all material respects with all applicable federal, state, and other laws with respect to its operations and the conduct of its business, except for any such failures to so comply (none of which are now known to JWCFS) that will not, singly or in the aggregate, have a Material Adverse Effect on JWCFS. JWCFS is duly qualified and in good standing as a foreign corporation for the transaction of business under the laws of each jurisdiction in which it owns or leases property, or conducts business, so as to require such qualification (which jurisdictions are set forth on Schedule 6.1), except for any jurisdiction in which the failure to so qualify would not have a Material Adverse Effect on JWCFS. Copies of the Articles of Incorporation and all amendments thereto, By-Laws as amended and currently in force, certificates of authority or qualification to transact business as a foreign corporation in each jurisdiction where such is required, stock records, and corporate minutes and records of JWCFS have heretofore been made available to Genesis and are true, complete, and correct at the date hereof.

     6.2  Capitalization of JWCFS.
          -----------------------

     (a) The authorized capital stock of JWCFS consists of 9,056,000 shares of JWCFS Common Stock and 5,000,000 shares of Preferred Stock, par value $.001 per share ("JWCFS Preferred Stock"). As of December 31, 1997, (i) 3,690,872 shares of JWCFS Common Stock were issued and outstanding, all of which were validly issued, fully paid, and nonassessable and were issued free of preemptive (or similar) rights, (ii) no shares of JWCFS Common Stock were held in the treasury of JWCFS, and (iii) an aggregate of 1,073,656 shares of JWCFS Common Stock were reserved for issuance and issuable upon, or otherwise deliverable in connection with, the exercise of outstanding JWCFS Options, JWCFS Purchase Rights, or JWCFS Warrants. Since December 31, 1997, no options or warrants to purchase shares of JWCFS Common Stock have been granted and no shares of JWCFS Common Stock have been issued, except for shares issued pursuant to the exercise of JWCFS Options or JWCFS Warrants outstanding as of December 31, 1997, and JWCFS Purchase Rights granted pursuant to the JWCFS Employee Stock Purchase Plan. As of the date hereof, no shares of JWCFS Preferred Stock are issued and outstanding.

     (b) Except (i) as set forth in Schedule 6.2(b) and (ii) as a result of the exercise of JWCFS Options, JWCFS Purchase Rights, or JWCFS Warrants outstanding as of December 31, 1997, there are outstanding (A) no shares of Capital Stock of JWCFS, (B) no securities of JWCFS convertible into or exchangeable for shares of Capital Stock of JWCFS, (C) no options or other rights to acquire from JWCFS, and no obligation of JWCFS to issue, any Capital Stock or securities convertible into or exchangeable for Capital Stock of JWCFS, and (D) no equity equivalents, interests in the ownership or earnings of JWCFS or other similar rights (collectively, "JWCFS Securities"). Except as set forth on Schedule 6.2(b), there are no outstanding obligations of JWCFS or any of its Subsidiaries to repurchase, redeem, or otherwise acquire any JWCFS Securities. All shares of JWCFS Common Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, shall be duly authorized, validly issued, fully paid, and nonassessable and free of preemptive (or similar) rights.

     (c) Each of the outstanding shares of Capital Stock of each JWCFS Subsidiary is duly authorized, validly issued, fully paid, and nonassessable, and all such shares are owned by JWCFS or another Wholly Owned Subsidiary of JWCFS and are owned free and clear of all Liens, except where the failure to own such shares free and clear could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. JWCFS has delivered to Genesis prior to the date hereof a list of the Subsidiaries of JWCFS that evidences, among other things, the amount of Capital Stock owned by JWCFS, directly or indirectly, in such Subsidiaries. No Entity in which JWCFS owns, directly or indirectly, less than a 50% equity interest is, individually or when taken together with all such other Entities, material to the business of JWCFS and its Subsidiaries taken as whole.

     6.3  Organization and Capitalization of Newco.
          ----------------------------------------

     (a) Organization. Newco is a corporation duly organized, validly existing, and in good standing under the laws of the State of Florida. Newco is recently formed and has conducted no business operations, but will have adequate power (corporate or otherwise) to own or lease properties and to carry on business as contemplated hereby following the Combination, and will have fully complied in all material respects with all applicable federal, state, and other laws with respect to such operations and the conduct of such business, except for any such failures to so comply (none of which are now known to JWCFS or Newco) that will not, singly or in the aggregate, have a Material Adverse Effect on Newco. Copies of the Articles of Incorporation and all amendments thereto, By-Laws as amended and currently in force, certificates of authority or qualification to transact business as a foreign corporation in each jurisdiction where such is required, stock records, and corporate minutes and records of Newco have heretofore been made available to Genesis and are true, complete, and correct at the date hereof.

     (b) Capitalization. The authorized capital stock of Newco consists of 30,000,000 shares of Newco Common Stock and 5,000,000 shares of Preferred Stock, par value $.001 per share ("Newco Preferred Stock"). As of the date hereof, 1,000 shares of Newco Common Stock were issued and outstanding, all of which were validly issued, fully paid, and nonassessable and were issued free of preemptive (or similar) rights.

     (c) Options; Warrants. Except as contemplated by this Agreement, as of the date hereof, there are no outstanding (i) securities of Newco convertible into or exchangeable for shares of Capital Stock of Newco, (ii) options or other rights to acquire from Newco, or obligation of Newco to issue, any Capital Stock or securities convertible into or exchangeable for Capital Stock of Newco, and
(iii) equity equivalents, interests in the ownership or earnings of Newco or other similar rights (collectively, "Newco Securities"). There are no outstanding obligations of Newco to repurchase, redeem, or otherwise acquire any Newco Securities.

     (d) Combination Issuances. The shares of Newco Common Stock to be issued pursuant to the Combination, when so issued, will be duly authorized and validly issued, fully paid, and nonassessable, and there will be no preemptive (or similar) rights in respect thereof.

     6.4  Authority.  Each of JWCFS and Newco has full corporate power and
          ---------
authority to make, execute, and deliver this Agreement, the Plan of Share Exchange, the Assumption Agreement, and each other Transaction Document to which JWCFS or Newco is a party, and to perform its obligations hereunder and thereunder and in connection with the transactions contemplated hereby and thereby, and the making, execution, and delivery of this Agreement and the Plan of Share Exchange by JWCFS, and the performance by JWCFS of its obligations in compliance with their respective terms, have been duly authorized by all necessary corporate action of JWCFS, except that this Agreement and the Share Exchange have not been approved by the JWCFS Shareholders.

     6.5  No Default Resulting from Agreement.  Neither the making, execution,
          -----------------------------------
and delivery of this Agreement, the Share Exchange, or any other Transaction Document to which JWCFS or Newco is a party, by JWCFS or Newco, as the case may be, nor the performance by JWCFS or Newco of its obligations in compliance with the terms hereof and thereof, will result in any material breach of the terms and conditions of, or constitute a default under, the Articles of Incorporation or By-Laws (as each may have been amended) of JWCFS or Newco, as the case may be, or, except as set forth on Schedule 6.5, constitute a default that may reasonably be expected to have a Material Adverse Effect on JWCFS or Newco under any material agreement, instrument, undertaking, judgment, decree, governmental order, or other restriction or obligation to which JWCFS or Newco is a party or by which it or any of its properties or assets may be bound or affected. No consent of any federal, state or local authority is required in connection with the valid making, execution or delivery of this Agreement or the Combination by JWCFS or Newco or the performance by either of them of their respective obligations in compliance with their terms, except as set forth on Schedule 6.5.

     6.6  Securities Filings; Financial Statements.  Each registration
          ----------------------------------------
statement, proxy statement, or report filed and not withdrawn since January 1, 1995, by JWCFS with the Commission under the Securities Act or the Exchange Act did not, on the date of effectiveness in the case of each such registration statement, or on the later of the date of filing of each such report or any subsequent amendment thereof in the case of each such report, or on the date of mailing in the case of each such proxy or information statement, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Copies of each such registration statement, report, and proxy or information statement (the "Securities Filings") have been furnished to Genesis by JWCFS, and such copies are accurate and complete copies thereof (excluding exhibits). Since January 1, 1995, JWCFS has filed all documents required to be filed by it with the Commission pursuant to Sections 13 and 14(a) of the Exchange Act, and all such documents complied in all material respects as to form with applicable requirements of law. JWCFS's Annual Report on Form 10-K, as amended, for its fiscal year ended December 31, 1996 (the "Annual Report") includes, among other things, JWCFS's audited consolidated financial statements at December 31, 1996, and for the three years then ended (the "JWCFS Financial Statements"), and JWCFS' Quarterly Report on Form 10-Q for the quarter ended September 30, 1997 (the "Third Quarter 10-Q"), contains unaudited consolidated financial statements for the nine months ended on that date. The financial statements contained in the Annual Report and the Third Quarter 10-Q have been prepared in conformity with GAAP, consistently applied, and present fairly the consolidated financial position of JWCFS at the respective dates indicated and the consolidated results of its operations and changes in its cash flow position for each of the respective periods indicated.

     6.7  Absence of Undisclosed Liabilities.  Except as reflected in the JWCFS
          ----------------------------------
Financial Statements or the unaudited financial statements of JWCFS at and as of September 30, 1997, or as set forth in Schedule 6.7, JWCFS has no debt, liability, or obligation of any kind (whether accrued, absolute, contingent, or otherwise) including without limitation any liability or obligation on account of taxes or any governmental charge, penalty, interest, or fine, or any "loss contingencies" considered "probable" or "reasonably possible" within the meaning of the Financial Accounting Standards Board's Statement of Financial Accounting Standards No. 5, except (a) liabilities incurred in the ordinary course of business since September 30, 1997, none of which have, individually or in the aggregate, had a Material Adverse Effect on JWCFS, and (b) liabilities incurred in connection with the transactions provided for in this Agreement and the Combination. JWCFS is not in default with respect to any term or condition of any Indebtedness; and except as set forth on Schedule 6.7, no notice has been given by any holder of any Indebtedness claiming that any default or breach exists that has not been remedied by JWCFS or waived in writing by such holder.

     6.8  Litigation; Compliance with Laws Generally.  Except as set forth in
          ------------------------------------------
the Securities Filings or on Schedule 6.8, (a) no Litigation is pending or overtly threatened against, by, or affecting JWCFS that might have a Material Adverse Effect on JWCFS or that might prevent or impede the Combination; (b) JWCFS has not been charged with, and to the best of its knowledge, is not under investigation with respect to, any charge concerning any violation of any Governmental Requirement in respect to its business; and (c) there are no judgments unsatisfied against JWCFS, and no consent decrees to which JWCFS is subject. JWCFS is in compliance with all applicable Governmental Requirements, except where the failure to so comply does not and will not have a Material Adverse Effect on JWCFS or on Newco following the Combination.

     6.9  Licenses; No Infringement.  JWCFS holds all material Governmental
          -------------------------
Approvals that are necessary to the conduct of its businesses. JWCFS does not know or have any reason to believe that JWCFS has infringed any patent, patent right, trademark, or copyright of any other party, except as set forth on
Schedule 6.9.

     6.10  Broker-Dealer Registration; Etc.
           -------------------------------

     (a) JWCFS is registered as a broker-dealer with the Commission and the Securities Division of the Florida Department of Banking and Finance, and is a member in good standing of the NASD.

     (b) JWCFS and, to the extent applicable, its Subsidiaries, has filed all Form BDs and Form ADVs (including all amendments thereto) required to be filed with the Commission, each of which has complied with the Exchange Act or the Investment Advisers Act of 1940, as amended, as the case may be, each as in effect on the date so filed. JWCFS has heretofore furnished to Genesis correct and complete copies of such Form BDs and Form ADVs (including all amendments thereto). None of such Form BDs or Form ADVs contained, when filed, any untrue statement of material fact required to be stated or incorporated by reference therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Except to the extent amended or superseded by a subsequent filing with the Commission (a copy of which has been provided to JWCFS prior to the date hereof), none of the Form BDs or Form ADVs (including all amendments thereto) contains any untrue statement of a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. All copies of such Form BDs and Form ADVs (including all amendments thereto) required to be filed with any state have been filed in a timely manner.

     (c) JWCFS and, to the extent applicable, its Subsidiaries, has filed all SRO Reports required to be filed with any self-regulatory organizations since January 1, 1995, each of which has complied with the rules of the self-regulatory organization, each as in effect on the date so filed. JWCFS has heretofore furnished to Genesis correct and complete copies of the SRO Reports. None of the SRO Reports contained, when filed, any untrue statement of material fact required to be stated or incorporated by reference therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Except to the extent revised or superseded by a subsequent filing with the self-regulatory organization (a copy of which has been provided to Genesis prior to the date thereof), none of the SRO Reports contains any untrue statement of a material fact or omits to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

    (d) JWCFS and, to the extent applicable, its Subsidiaries, has registered as a broker-dealer and investment adviser in each jurisdiction in which such registration has been required since January 1, 1995. JWCFS and, to the extent applicable, its Subsidiaries, has filed or caused to be filed all forms, reports, statements, and documents (including all Form U-4s on behalf of registered representatives) required to be filed with any state since January 1, 1995. All such forms, reports, statements, and documents are accurate in all material respects.

     6.11  Material Changes.  Except as set forth on Schedule 6.11, since
           ----------------
September 30, 1997, there has been no material adverse change in the business, assets, results of operations, financial condition, or prospects of JWCFS, or in JWCFS's relationship with its lenders, suppliers, customers, employees, or others, whether occurring in the ordinary course of business or otherwise.

     6.12  Tax Matters.  Except as set forth on Schedule 6.12, the provisions
           -----------
made for Taxes reflected in the balance sheet at September 30, 1997, included in the Third Quarter 10-Q are sufficient for the payment of all Taxes of JWCFS through the Effective Time.

     6.13  Employee Matters.
           ----------------

     (a) Cash Compensation. Schedule 6.13(a) accurately lists the names, titles, and rates of annual Cash Compensation, at the Current Balance Sheet Date and at the date hereof (and the portions thereof attributable to salary or the equivalent, fixed bonuses, discretionary bonuses, and other Cash Compensation, respectively) of all employees (including all employees who are officers or directors), nonemployee officers, nonemployee directors, and key consultants and independent contractors of JWCFS that have been paid during the past fiscal year, or reasonably expect to be paid during the current fiscal year, aggregate compensation in excess of $150,000.

     (b) Other Compensation Plans. Schedule 6.13(b) accurately lists all Other Compensation Plans either in effect at the date hereof or to become effective after the date hereof. JWCFS has provided Genesis with a true, correct, and complete copy of each of those Other Compensation Plans that is in writing and an accurate description of each of those Other Compensation Plans that are oral. Except as accurately set forth in

Schedule 6.13(b), each of the Other Compensation Plans, may be unilaterally amended or terminated by JWCFS without liability to any of them, except as to benefits accrued thereunder prior to any such amendment or termination.

     (c) ERISA Benefit Plans. Schedule 6.13(c) accurately lists each ERISA Benefit Plan maintained by, sponsored in whole or in part by, or contributed to by, JWCFS or any JWCFS ERISA Affiliate currently, or at any time during the six-year period ending on the date hereof, under which employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries are eligible to participate, including, but not limited to, all pension, retirement, profit sharing, deferred compensation, stock option, employee stock ownership, severance pay, vacation, bonus, or other incentive plans, medical, vision, dental or other health plans, life insurance plans, and all other employee benefit plans or fringe benefit plans. Schedule 6.13(c) classifies each of the ERISA Benefit Plans as an ERISA Pension Benefit Plan or a Welfare Plan. JWCFS has provided Genesis with a true, correct, and complete copy of each ERISA Benefit Plan, all related trust agreements and amendments, actuarial reports and valuations for the most recent three years, summary plan descriptions, prospectuses, annual report form 5500s or similar forms (and attachments thereto) for the most recent three years, all Internal Revenue Service determination letters, and any related documents requested by JWCFS.

     (d) Employee Policies and Procedures. Schedule 6.13(d) accurately lists all Employee Policies and Procedures. JWCFS has provided Genesis with a copy of all written Employee Policies and Procedures and a written description of all Material unwritten Employee Policies and Procedures.

     (e) Unwritten Amendments. Except as accurately described in Schedule 6.13(e), no Material unwritten amendments have been made, whether by oral communication, pattern of conduct or otherwise, with respect to any of the Employment Agreements, Other Compensation Plans, ERISA Benefit Plans, or Employee Policies and Procedures.

     (f) Labor Compliance. To the knowledge of JWCFS, JWCFS has been and is in compliance with all applicable Governmental Requirements respecting employment and employment practices, terms and conditions of employment, and wages and hours, and JWCFS is not liable for any arrears of wages or penalties for failure to comply with any of the foregoing. JWCFS has not engaged in any unfair labor practice or discriminated on the basis of race, color, religion, sex, sexual orientation, national origin, age, disability, or handicap in its employment conditions or practices. Except as accurately set forth in Schedule 6.13(f), there are no (i) unfair labor practice charges or complaints or racial, color, religious, sex, sexual orientation, national origin, age, disability, or handicap discrimination charges or complaints pending or, to the knowledge of JWCFS, threatened against JWCFS before any Governmental Authority (nor, to the knowledge of JWCFS, does any valid basis therefor exist) or (ii) existing or, to the knowledge of JWCFS, threatened labor strikes, disputes, grievances, controversies, or other labor troubles affecting JWCFS (nor, to the knowledge of JWCFS, does any valid basis therefor exist).

     (g) Change of Control Benefits. Except as accurately set forth in Schedule 6.13(g) of the Disclosure Statement, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment (including, without limitation, severance, unemployment compensation, golden parachute, or otherwise) becoming due to any director or any employee from JWCFS under any ERISA Benefit Plan, Other Compensation Plan or otherwise, (ii) increase any benefits otherwise payable under any ERISA Benefit Plan or Other Compensation Plan, or (iii) result in any acceleration of the time of payment or vesting of any such benefit. Neither JWCFS nor any JWCFS ERISA Affiliate, is obligated, contingently or otherwise, under any agreement to pay any amount that would be treated as a "parachute payment," as defined in Section 280G(b) of the Internal Revenue Code (determined without regard to Section 280G(b)(2)(A)(ii) of the Internal Revenue Code).

     (h) Retirees. Except as accurately set forth in Schedule 6.13(h), neither JWCFS nor any JWCFS Subsidiary has any obligation or commitment to provide medical, dental, or life insurance benefits to or on behalf of any of its employees who may retire or any of its former employees who have retired, except as may be required pursuant to the continuation of coverage provisions of
Section 4980B of the Code and the applicable parallel provisions of ERISA.

     6.14  Compliance with ERISA, Etc.
           --------------------------

     (a) Compliance. Each of the JWCFS ERISA Benefit Plans and Other Compensation Plans (i) is in substantial compliance with all applicable provisions of ERISA, the Code, and all other applicable Governmental Requirements, (ii) has been administered, operated and managed in accordance with its governing documents, and (iii) has timely filed or distributed all reports and other documents required to be filed with any governmental agency or distributed to plan participants or beneficiaries (including annual reports, summary annual reports (form 5500s), summary plan descriptions, actuarial reports, PBGC-1 Forms, or returns).

     (b) Qualification. Except as accurately set forth on Schedule 6.14(b), all ERISA Pension Benefit Plans that are intended to be qualified under Section 401(a) of the Code (the "Qualified Plans") are so qualified and have received a favorable determination letter from the IRS, and JWCFS is not aware of any circumstances likely to result in the revocation of any such favorable determination letter. To the extent that any Qualified Plans have not been amended to comply with applicable Governmental Requirements, the remedial amendment period permitting retroactive amendment of these Qualified Plans has not expired and will not expire within 120 days after the Effective Time.

     (c) No Defined Benefit Plans. Neither JWCFS nor any JWCFS ERISA Affiliate, maintains, or within the past six years has maintained, an ERISA Pension Benefit Plan that is or was a "defined benefit plan" subject to Title IV of ERISA.

     (d) No Prohibited Transactions, Etc. With respect to each ERISA Benefit Plan, neither such plan, nor any trustee, administrator, fiduciary, agent or employee thereof, and none of the JWCFS Shareholders, nor JWCFS has engaged in any Prohibited Transaction with respect to such ERISA Benefit Plan. With respect to each ERISA Pension Benefit Plan (i) all minimum funding standards required by law with respect to funding of benefits payable or to be payable under such plan have been met; (ii) there is no accumulated funding deficiency, as defined in
Section 412(a) of the Code and Section 302(a) of ERISA; and (iii) there have been no terminations, partial terminations, or discontinuances of contributions without a determination by the IRS that such action does not adversely affect the tax-qualified status of that plan.

     (e) COBRA. With respect to ERISA Benefit Plans qualifying as "group health plans" under Section 4980B of the Code or Section 607(l) or 609 of ERISA and related regulations (relating to the benefit continuation rights imposed by "COBRA" or qualified medical child support orders), JWCFS and the JWCFS Shareholders have complied (and at the Effective Time will have complied) in all Material respects with all reporting, disclosure, notice, election and other benefit continuation and coverage requirements imposed thereunder as and when applicable to those plans, and JWCFS has not incurred (nor will incur) any direct or indirect liability or is (or will be) subject to any loss, assessment, excise tax penalty, loss of federal income tax deduction or other sanction, arising on account of or in respect of any direct or indirect failure by JWCFS or any JWCFS Shareholders, at any time prior to the Effective Time, to comply with any such federal or state benefit continuation or coverage requirement.

     (f) Financial Disclosure. JWCFS has made, and as of the Effective Time will have made or accrued, all payments and contributions required, or reasonably expected to be required, to be made under the provisions of each ERISA Benefit Plan or Other Compensation Plan, or required to be made under applicable laws, rules and regulations, with respect to any period prior to the Effective Date, such amounts to be determined using the ongoing actuarial and funding assumptions of such plan. The Financial Statements and the Current Balance Sheet reflect the approximate total pension, medical and other benefit liability for all ERISA Benefit Plans and Other Compensation Plans, and no Material funding changes or irregularities are reflected thereon which would cause such statements to be not representative of prior periods.

     (g) Multiemployer Plans. Except as set forth in Schedule 6.14(g), neither JWCFS nor any ERISA Affiliate of any of them, is, or at any time during the six-year period ended on the date hereof was, obligated to contribute to a Multiemployer Plan. Neither JWCFS nor any ERISA Affiliate, has taken, or intends to take, any action and no event has occurred which has resulted or could reasonably be expected to result in withdrawal liability under Title IV of ERISA with respect to any Multiemployer Plan.

     (h) Claims and Litigation. Except as accurately set forth in Schedule 6.14(h), no Litigation or claims (other than routine claims for benefits) are pending or, to the knowledge of JWCFS, threatened against, or with respect to, any of the ERISA Benefit Plans or Other Compensation Plans or with respect to any fiduciary, administrator, sponsor (in their capacities as such), or any party-in-interest thereof.

     (i) Excise Taxes, Damages and Penalties. With respect to any ERISA Benefit Plan or Other Compensation Plan, no act, omission or transaction has occurred which would result in the imposition on JWCFS of (i) breach of fiduciary duty liability damages under Section 409 of ERISA, (ii) a civil penalty assessed pursuant to subsection (c), (i) or (l) of Section 502 of ERISA, or (iii) any excise tax under applicable provisions of the Code.

     (j) VEBA Welfare Trust. Any trust which is intended to be exempt from federal income taxation pursuant to Section 501(c)(9) of the Code, satisfies the requirements of that section and has received a favorable determination letter from the IRS regarding that exempt status and has not, since receipt of the most recent favorable determination letter, been amended or operated in a way that would adversely affect that exempt status.

     (k) Amendments and Termination. Except as set forth in Schedule 6.14(k) JWCFS has the right to amend, modify, or terminate any ERISA Benefit Plan or Other Compensation Plan without incurring any liability thereunder, except as to any benefits accrued prior to such amendment, modification, or termination. Prior to the Effective Time, JWCFS agrees not to amend or modify any ERISA Benefit Plan or Other Compensation Plan or take any other action which results in an increase in liability under such ERISA Benefit Plan or Other Compensation Plan. To the extent JWCFS adopts or continues any ERISA Benefit Plan or Other Compensation Plan, nothing contained in this Agreement limits or restricts JWCFS's right to amend, modify, or terminate any of such plans in such manner as JWCFS deems appropriate.

     6.15  Certain Environmental Matters.  (a) Except as accurately disclosed in
           -----------------------------
Schedule 6.15(a), JWCFS has complied, and remains in compliance, with the provisions of all Environmental Laws applicable to any of it or any of its presently owned or operated facilities, sites, or other properties, businesses, and operations; (b) except as accurately disclosed in Schedule 6.15, no Hazardous Substances have been disposed of or released at, from, in, or on any site owned or operated by JWCFS in violation of applicable Environmental Laws;
(c) except as accurately disclosed in Schedule 6.15(c), neither JWCFS (or any agent or contractor of JWCFS) has transported or arranged for the transportation of any Hazardous Substances to, or disposed or arranged for the disposition of any Hazardous Substances at, any off-site location that could lead to any claim against

JWCFS, or any Affiliate or Subsidiary of JWCFS, as a potentially responsible party or otherwise, for any clean-up costs, remedial work, damage to natural resources, personal injury, or property damage, including any claim under Environmental Laws; and (d) except as accurately disclosed in Schedule 6:15(d), no storage tanks existed or exist on or under any of the properties owned, leased, or operated by JWCFS from which any Hazardous Substances could have been released into the surrounding environment. JWCFS has provided Genesis with copies (or if not available, accurate written summaries) of all environmental investigations, studies, audits, reviews, inspections, and other analyses conducted by or on behalf, or which otherwise are in the possession, of JWCFS respecting any facility, site, or other property presently owned, leased, or operated by JWCFS.

     6.16  Year 2000 Compliance.  Schedule 6.16 details the plans of JWCFS for
           --------------------
ensuring that the software utilized by JWCFS in its business ("JWCFS Software") will be Year 2000 compliant, will correctly handle the change of the century in a standard compliant manner, including both the Year 2000 and beyond, as well as the leap year, and the absence of leap year, and will operate accurately with respect to date-related operations. JWCFS believes that the plans detailed on
Schedule 6.16 are sufficient to ensure the uninterrupted conduct of its business.

     6.17  Representations and Warranties.  No representation, warranty, or
           ------------------------------
covenant of JWCFS or Newco contained in this Agreement or in any written statement delivered pursuant hereto or in connection with the transactions contemplated hereby contains or shall contain any untrue material statement, or shall omit to state a material fact necessary in order to make the statements made, in the light of the circumstances under which they were made, not misleading. Copies of all documents furnished by JWCFS or Newco to Genesis in connection with this Agreement or pursuant hereto are true and complete in all material respects. JWCFS does not know of any fact that it has not disclosed in writing to Genesis that has had a Material Adverse Effect or, so far as JWCFS can reasonably foresee, will have a Material Adverse Effect, on JWCFS or Newco or the ability of JWCFS or Newco to perform its obligations under this Agreement, the Share Exchange, and the Combination.

                                   ARTICLE 7
                    RESALE REGISTRATION AND RELATED MATTERS

     7.1  Resale Registration of Weinstein Stock.  JWCFS and Newco agree that
          --------------------------------------
a registration statement of Newco (the "Resale Registration Statement") shall be filed with the Commission in connection with the Form S-4 registration statement to be filed by Newco and JWCFS in connection with the Combination, which shall contain such information as may be necessary under the Securities Act and the rules and regulation of the Commission to cover the resale by Weinstein of the Weinstein Stock , and that they will use their best efforts to cause the Resale Registration Statement to become effective by the Closing Date (or as soon thereafter as is permitted by applicable rules or policies of the Commission) and to remain effective for a period of two years after the Closing Date. Weinstein agrees to provide JWCFS and Newco reasonable assistance as necessary in preparing and maintaining the effectiveness of the Resale Registration Statement.

     7.2  Certain Additional Obligations of JWCFS and Newco.    In connection
          -------------------------------------------------
with the registration provided for hereunder, JWCFS and Newco shall:

     (a) cause to be printed and furnished to Weinstein such number of copies of the Resale Registration Statement, the Resale Prospectus, and any and all amendments or supplements thereto as Weinstein may reasonably request;

     (b) immediately notify Weinstein, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the Resale Prospectus, as then in effect, contains an untrue statement of a material or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

     (c) cause any legend placed on certificates representing shares of Weinstein Stock to be removed with respect to such shares sold or to be offered for sale pursuant to the Resale Registration Statement;

     (d) as expeditiously as reasonably practicable, prepare and file with the Commission any amendments and supplements to the Resale Registration Statement and the Resale Prospectus as may be necessary to keep the Resale Registration Statement effective for a period of not less than two years from the Closing Date or, if sooner, until all of the Weinstein Stock has been sold;

     (e) use their best efforts to register or qualify the Weinstein Stock covered by the Resale Registration Statement under the securities or Blue Sky laws of such states as shall be reasonably requested by Weinstein, and do any and all other acts and things that may be necessary or desirable to enable Weinstein to consummate the public sale or other disposition, in accordance with the method of distribution described in the Resale Registration Statement, in such jurisdictions of the Weinstein Stock; provided, however, that JWCFS and
                                           --------  -------
Newco shall not be required in connection herewith to qualify as a foreign corporation or execute a general consent to service of process in any jurisdiction; and

     (f) pay all expenses of the registration pursuant to this Article 7 (except as to fees and expenses of counsel for Weinstein, underwriting discounts or selling commissions, and amounts required by law to be paid by Weinstein). The expenses excluded above shall be borne by Weinstein.

     7.3  Certain Conditions to Newco's Obligations.
          ------------------------------------------

     (a)  The performance by JWCFS or Newco of their obligations under this
Article 7 shall be subject to compliance by Weinstein with all reasonable requests by JWCFS or Newco or its counsel for information, documents, or certificates necessary for such performance.

     (b) Notwithstanding any other provisions hereof, (i) until the Resale Registration Statement has become effective, Weinstein will not sell, contract to sell, or offer to sell any of the Weinstein Stock in any transaction requiring registration under the Securities Act or under the securities or blue sky laws of any jurisdiction, and (ii) after the Resale Registration Statement shall become effective, upon receipt of notice from JWCFS or Newco (A) that the Resale Prospectus, as then in effect, contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, or (B) that the Resale Prospectus requires amendment or supplementation in order to comply with any applicable provisions of the Securities Act or of blue sky or securities law of any relevant jurisdiction, Weinstein shall cease making offers and sales of any Weinstein Stock pursuant to such Resale Prospectus, and shall return to Newco any remaining copies of the Resale Prospectus. Newco shall promptly provide Weinstein with a revised Resale Prospectus and, following receipt thereof, Weinstein shall be free to resume making offers of Weinstein Stock.

     7.4  Registration Indemnification.  Notwithstanding any other provision of
          ----------------------------
this Agreement respecting indemnification for other matters, in connection with the registration pursuant to this Article 7, the following provisions of this
Section 7.4 shall apply and shall be controlling in the event of any conflict with any such other provision:

     (a) JWCFS and Newco will indemnify and hold harmless Weinstein against any losses, claims, damages, or liabilities to which Weinstein may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Resale Registration Statement or the Resale Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which made; provided, however,
                                                            --------  -------
JWCFS and Newco will not be liable in any such case to the extent any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement, or omission or alleged omission, so made or omitted in conformity with information furnished by Weinstein for use in the Resale Registration Statement or the Resale Prospectus.

     (b) Weinstein will indemnify and hold harmless JWCFS and Newco and each person, if any, who controls JWCFS and Newco within the meaning of the Securities Act, each officer of JWCFS and Newco who signs the Resale Registration Statement, each director of JWCFS or Newco and each underwriter and each person who controls any underwriter within the meaning of the Securities Act, against all losses, claims, damages, or liabilities, joint or several, to which JWCFS or Newco or such officer, director, underwriter, or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Resale Registration Statement or the Resale Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which made, made in reliance upon and in conformity with information pertaining to Weinstein furnished to JWCFS or Newco by Weinstein for use in the Resale Registration Statement or Resale Prospectus, or (ii) in the case of the utilization by Weinstein of a method of disposition not involving an underwriter, the failure of Weinstein to deliver, in compliance with applicable law, a Resale Prospectus after sufficient copies thereof have been furnished to Weinstein, provided, however, that the liability of Weinstein hereunder shall be limited to the proportion of any such loss, claim, damage, liability, or expense that is equal to the proportion that the public offering price of shares sold by Weinstein under the Resale Registration Statement bears to the total public offering price of all securities sold thereunder.

     (c)  The indemnification by Weinstein of underwriters provided for in this
Section 7.4 shall be on such other terms and conditions as may be customary and reasonably required by such underwriters.

     (d) Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability that it may have otherwise than on account of this indemnity provision. In any matter in which JWCFS, Newco, or any of their Affiliates is named as a party, JWCFS or Newco shall be entitled to select counsel who will have primary charge of handling the defense in the matter, and the costs and expenses of such counsel shall be borne by the party or parties, if any, who have an indemnity obligation to such Persons under this Section 7.4. In the case of parties indemnified pursuant to Section 7.4(a) above, counsel to the indemnified parties shall be selected by such indemnified parties, subject to the approval of JWCFS or Newco. An indemnifying party may otherwise participate, at its own expense, in the defense of any action with counsel of its own choosing; provided, however, that counsel to the indemnifying
                             --------  -------
party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions arising out of the same general allegations or circumstances.

No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 7 (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise, or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding, or claim and (ii) does not include a statement as to or an admission of fault, culpability, or a failure to act by or on behalf of any indemnified party.

                                   ARTICLE 8
                                OTHER AGREEMENTS

     8.1   Stock Options to Certain Genesis Personnel. In connection with the
           ------------------------------------------
Closing, Newco shall issue options to purchase, in the aggregate, up to 25,000 shares of Newco Common Stock to the Genesis Members as set forth on ANNEX D hereto.

     8.2   Leeds Employment Agreement.  Marshall T. Leeds ("Leeds") shall
           --------------------------
agree to the termination on the Closing Date of that certain Amended and Restated Employment Agreement currently in effect between him and JWCFS, in consideration of which JWCFS shall pay to him the amounts at the times specified on ANNEX E, and Newco shall enter into a new employment with him in substance and form substantially as provided in EXHIBIT D, providing for his employment as Chairman of the Board, President and Chief Executive Officer.

     8.3   Marks Employment Agreement.  Joel E. Marks ("Marks") shall agree to
           --------------------------
the termination on the Closing Date of the employment arrangement currently in effect between him and JWCFS, in consideration of which JWCFS shall pay to him the amounts at the times specified on ANNEX E, and Newco shall enter into a new employment with him in substance and form substantially as provided in EXHIBIT D, providing for his employment as Executive Vice President and Chief Financial Officer.

     8.4   Employment of Will K. Weinstein.  Will K. Weinstein and Newco shall
           -------------------------------
enter into an employment agreement in substance and form substantially as provided in EXHIBIT E providing for his employment as Vice Chairman of Newco following the Combination.

     8.5   Employment of Stapleton.  Philip C. Stapleton ("Stapleton") and Newco
           -----------------------
shall enter into an employment agreement in substance and form substantially as provided in EXHIBIT D providing for his employment as Chief Operating Officer of Newco following the Combination.

     8.6   Establishment of Executive Bonus Pool. In addition to the base
           -------------------------------------
compensation provided to Leeds, Stapleton, and Marks in their respective employment agreements, Newco shall establish an Incentive Bonus Plan (the "Incentive Bonus Plan") to be administered by a committee or subcommittee of its Board of Directors comprised solely of two or more outside directors (the "Committee") pursuant to and subject to the provisions of which Messrs. Leeds, Stapleton, and Marks shall be awarded Incentive Awards totaling 15% of Newco's annual pre-tax profits, which for purposes of Newco's 1998 fiscal year (and subsequent fiscal years unless and until modified by the Committee consistent with the terms of the Incentive Bonus Plan) shall be allocated and paid 50% to Mr. Leeds, 28.5% to Mr. Stapleton, and 21.5% to Mr. Marks, provided that such awards may be reduced by the Committee in its discretion but not below 35% to Mr. Leeds, 20% to Mr. Stapleton, and 5% to Mr. Marks.

     8.7   Agreement Among Certain Shareholders.  Messrs. Leeds and Weinstein
           ------------------------------------
shall enter into an Agreement Among Certain Shareholders in substantially the form attached as EXHIBIT F hereto whereby they agree to vote for the election as directors of Newco a specified number of nominees identified by Leeds, on the one hand, and by Weinstein, on the other hand.

     8.8   CONFIDENTIALITY.  Each party understands that certain information
           ---------------
that it has been furnished and will be furnished in connection with the transactions contemplated by this Agreement is confidential and proprietary, and each party agrees that it will maintain the confidentiality of such information and will not disclose it to others or use it except in connection with such transactions, without the consent of the party furnishing such information, except as required by applicable law or legal process (in which case prior notice will be given to the party that furnished the information). Information that is generally known in the industry of a party or has been generally disclosed to its shareholders, members, or creditors, or that has been disclosed to the other party by third parties who have a right to do so, shall not be deemed confidential or proprietary information for these purposes. If the Combination is not consummated, each party agrees to promptly return to the other, upon its request, all materials (and all copies thereof) that have been furnished to it regarding the business and financial condition of the other party, including, without limitation, all financial statements, reports, contracts, customer lists, accounts, records, tax returns, data, plans, processes, and trade secrets.

     8.9   Proxy Statement And Form S-4 Registration Statement.  Genesis
           ---------------------------------------------------
acknowledges that JWCFS and Newco intend to prepare (a) a proxy statement of JWCFS to be used to solicit the votes of the JWCFS Shareholders with respect to approval of the Share Exchange and certain other matters related thereto and
(b) one or more SEC Compliance Documents of Newco under the Securities Act to cover (i) the issuance of shares of Newco Common Stock to the JWCFS Shareholders in connection with the Share Exchange and (ii) the resale by Weinstein of the Weinstein Stock as provided in Article 7 (the "SEC Compliance Documents"). Each of the SEC Compliance Documents shall comply with the applicable rules and regulations of the Commission. Genesis agrees to provide to JWCFS and Newco for use in such SEC Compliance Documents all the information about it and its Affiliates and their business (including financial statements and pro forma financial information in appropriate form) required to be included in any such SEC Compliance Documents and shall indemnify JWCFS and Newco and their respective directors, officers, and controlling persons against any loss or Damage resulting from any material misstatement of fact or omission of material fact in connection with the provision of any such information.

     8.10  No Solicitation of Transactions.  Prior to the termination of this
           -------------------------------
Agreement, the parties hereto will not, and will direct their respective officers, directors, financial advisors, counsels and other agents or representatives not to, directly or indirectly, (a) solicit, initiate or encourage submission of proposals or offers from any Person other than a party hereto relating to any acquisition or purchase of all or a material part of the stock issued by or assets of, or any share exchange, merger, consolidation or business combination with, or any recapitalization, restructuring or issuance or offering of debt or equity securities of, Genesis or JWCFS (an "Acquisition Proposal") or (b) participate in any discussions or negotiations regarding, furnish any information to any Person other than a party hereto or its representatives with respect to, or otherwise assist, facilitate or encourage any Acquisition Proposal by any Person other than a party hereto. If, notwithstanding the foregoing, any party or its representatives should receive any Acquisition Proposal or any inquiry regarding any such proposal from a third party during the term of this Agreement, such party shall promptly inform the other parties hereto. Notwithstanding the foregoing, JWCFS may furnish information concerning its business, properties, or assets to any Person and may negotiate and participate in discussions and negotiations with such Person concerning an Acquisition Proposal, if such Person has submitted a bona fide written proposal to the Board of Directors of JWCFS relating to any such transaction and if the Board of Directors of JWCFS determines, after receipt of advice from legal counsel to JWCFS, that the failure to provide such information or access or to engage in such discussions or negotiations could cause the Board of Directors of JWCFS to violate its fiduciary duties to the shareholders of JWCFS under applicable law.

     8.11  Tax Return Positions.  None of JWCFS, Newco, Genesis or the Genesis
           --------------------
Members shall take any position on their respective Tax Returns inconsistent with the position that the Combination qualifies as a nonrecognition transaction within the meaning of Section 351 of the Code, unless such inconsistent position shall arise out of or through an inquiry or examination by the Internal Revenue Service or other Tax Authority.

     8.12  JWCFS Shareholders Meeting.  JWCFS shall convene a special meeting of
           --------------------------
the holders of the JWCFS Common Stock and use its best efforts to obtain thereat approval of the Share Exchange and each other matter submitted by JWCFS for a vote of such holders in connection with the consummation of the Share Exchange or the Combination.

     8.13  Meeting of or Action by Genesis Members.  Genesis shall convene a
           ---------------------------------------
meeting of, or otherwise cause the taking of appropriate action by, the holders of the Genesis Membership Interests to obtain approval of the LLC Exchange and each other matter for which approval is necessary by such holders in connection with the consummation of the Combination.

     8.14  Cooperation.  JWCFS, Newco and Genesis shall cooperate fully with
           -----------
each other and their respective counsel, accountants, and other authorized representatives in connection with any steps required to be taken as part of their respective obligations under this Agreement or otherwise as reasonably necessary to consummate the Combination.

     8.15  Expenses.  The expenses incurred by the parties hereto in connection
           --------
with the authorization, preparation, execution, and delivery of this Agreement and the performance of their respective obligations hereunder, including without limitation all fees and expenses of agents, representatives, counsel, and accountants, shall be paid by the party that incurred such expenses whether or not the transactions contemplated hereby are consummated, provided that if the Combination is consummated, any such expenses incurred or payable by Genesis and not yet paid shall be fully accrued and reflected on the Genesis Combination Balance Sheet. If Genesis terminates this Agreement during the period provided in Section 11.9, and for reasons specified in Section 11.9, then Genesis will pay JWCFS the reasonable expenses actually incurred by the nonterminating party in negotiating and carrying out the transactions contemplated by this Agreement including without limitation, printing costs and fees and expenses of counsel, accountants, financial consultants, and investment bankers. If this Agreement is terminated pursuant to Section 11.4 or 11.8 and Genesis and the Genesis Members are not in breach of the Agreement in any material respect, then JWCFS shall pay to Genesis (in each case, as the sole and exclusive remedy of Genesis and the Genesis Members therefor and for any breach or misrepresentation by JWCFS or Newco) $1,500,000 if the Agreement is terminated pursuant to Section 11.4, $2,000,000 if the Agreement is terminated under Section 11.8(a), or $500,000 if the Agreement is terminated pursuant to Section 11.8(b). If this Agreement is terminated by JWCFS pursuant to paragraph 11.3 and JWCFS is not in breach of the Agreement in any material respect, then Genesis shall pay to JWCFS $1,500,000 to compensate JWCFS for its costs and expenses incurred (and, as JWCFS' sole and exclusive remedy therefore and for any breach or misrepresentation by Genesis or any Genesis Member).

     8.16  Press Releases.  Prior to the Effective Time, JWCFS, Newco and
           --------------
Genesis shall consult with each other as to the form and substance of any press release or other public disclosure relating to this Agreement, its subject matter, or any transaction contemplated hereby; provided, however, that nothing in this Section 8.16 shall be deemed to prohibit JWCFS from making any disclosure that its counsel advises is necessary or advisable in order to satisfy its disclosure obligations imposed by law.

     8.17  JWCFS' Public Documents and Access to Information.  JWCFS has
           -------------------------------------------------
delivered to Genesis and the Genesis Members a true and complete copy of (i) JWCFS' annual report on Form 10-K for the fiscal year ended December 31, 1996,
(ii) JWCFS' definitive proxy statement relating to its 1997 annual shareholders' meeting, and (iii) all other filings (other than preliminary registration or proxy statements) made by JWCFS with the Commission between December 31, 1996 and the date hereof (collectively, the "Recent SEC Documents"). In addition to the Recent SEC Documents, JWCFS has provided Genesis and each Genesis Member opportunities to become familiar with the business, financial condition, management, and operations of JWCFS, including reasonable opportunities to ask questions of, receive answers from and obtain information regarding, JWCFS and concerning its business and prospects that may be material to their investment decision.

     8.18  Agreement by Leeds and Marks.  Contemporaneously with the execution
           ----------------------------
of this Agreement, Messrs. Leeds and Marks will each execute and deliver to Genesis an agreement, the form of which is attached hereto as Exhibit G, pursuant to which each of them agrees to vote the Capital Stock of JWCFS owned or controlled by them in favor of the Share Exchange.

     8.19  Delivery of SEC Compliance Documents.  JWCFS will deliver to Genesis
           ------------------------------------
and each of the Genesis Members copies of the SEC Compliance Documents within 5 business days of the initial filing of such documents with the Commission.

     8.20  Nonsolicitation Agreements.  Contemporaneously with the Closing of
           --------------------------
this Agreement, the Genesis employees listed in ANNEX F attached hereto will each execute and deliver to Newco a Nonsolicitation Agreement, the form of which is attached hereto as Exhibit J.

     8.21  Distribution To Genesis Members.  Not later than 60 days after the
           -------------------------------
Closing Date, Genesis will distribute to the Genesis Members their allocable share of the members' capital of Genesis as of the Closing Date which is in excess of the Minimum Balance Sheet Amount.

     8.22  Newco Common Stock Deliverable to Putnam, Lovell & Thornton.  If
           -----------------------------------------------------------
instructed by Genesis and the Genesis Members in accordance with the provisions of Section 2.4(a) to deliver a portion of the Genesis Members' Newco Common Stock to Putnam, Lovell, & Thornton, Newco shall deliver such shares of Newco Common Stock to Putnam, Lovell & Thornton and reduce, on a pro rata basis in accordance with their respective ownership of such Genesis Membership Interests as set forth on ANNEX C (without a corresponding decrease in the Escrowed Shares), the number of shares of Newco Common Stock allocable to each Genesis Member.

                                   ARTICLE 9
                                INDEMNIFICATION

     9.1   Survival of Representations and Warranties.  All of the provisions of
           ------------------------------------------
this Agreement will survive the Closing and the Effective Time indefinitely notwithstanding any investigation at any time made by or on behalf of any party hereto, provided that the representations and warranties set forth in Articles 3, 4, and 5 and in any certificate delivered in connection herewith with respect to any of those representations and warranties will terminate and expire on the first anniversary of the Effective Time, except as follows: (a) the representations and warranties that relate expressly or by necessary implication to the representation in the first sentence of Section 4.13(a) that Genesis is taxable as a partnership for income tax purposes ("Partnership Tax Status") will survive until the expiration of the applicable statutes of limitations (including all periods of extension and tolling); and (b) the representation and warranties of Sections 3.2 and 3.3 shall survive indefinitely. After a representation and warranty has terminated and expired, no indemnification or other claim for indemnity, Damages or otherwise, will or may be sought pursuant to this Article 9 or otherwise on the basis of that representation and warranty, unless prior to such termination and expiration a claim therefor had been presented in writing by the Person seeking indemnification pursuant to this
Article 9 on the basis of that representation and warranty.

     9.2   Indemnification of Seller Indemnified Parties.
           ---------------------------------------------

Subject to the provisions of Sections 9.1 and 9.6, the Genesis Members covenant and agree that they, jointly and severally, will indemnify each Seller Indemnified Party against, and hold each Seller Indemnified Party harmless from and in respect of, all Damages Claims that arise from, are based on, or relate or otherwise are attributable to (i) any breach of the representations and warranties of Genesis set forth in Article 4 or in certificates delivered in connection herewith, (ii) any nonfulfillment of any covenant or agreement on the part of Genesis under this Agreement, or (iii) any liability under the Securities Act, the Exchange Act, or other applicable Governmental Requirement that arises out of or is based on (A) any untrue statement or alleged untrue statement of a material fact relating to Genesis, any Genesis Subsidiary, or any Genesis Member that is (1) provided to JWCFS or Newco or its counsel by Genesis or the Genesis Members, and (2) contained in any Form S-4 Document, or (B) any omission or alleged omission to state therein a material fact relating to Genesis, any Genesis Subsidiary, or the Genesis Members required to be stated therein or necessary to make the statements therein not misleading, and not provided to JWCFS or Newco by Genesis or the Genesis Members (each such Damages Claim being a "Seller Indemnified Loss").

     (b) Subject to the provisions of Section 9.6, each Genesis Member, severally and not jointly with any other Person, covenants and agrees that he will indemnify each Seller Indemnified Party against, and hold each Seller Indemnified Party harmless from and in respect of, all Damages Claims that arise from, are based on, or relate or otherwise are attributable to (i) any breach of the representations and warranties of that Genesis Member, solely as to that Genesis Member, set forth in Article 3 or in certificates delivered by that Genesis Member and relating to those representations and warranties, (ii) any nonfulfillment of any several, and not joint and several, agreement on the part of that Genesis Member under this Agreement, or (iii) any liability under the Securities Act, the Exchange Act, or other applicable Governmental Requirement that arises out of or is based on (A) any untrue statement or alleged untrue statement of a material fact relating solely to that Genesis Member that is (1) provided in writing to JWCFS or Newco or its counsel by that Genesis Member for purpose of inclusion in the Form S-4 Document and (2) contained in any Form S-4 Document, or (B) any omission or alleged omission to state therein a material fact relating solely to that Genesis Member required to be stated therein or necessary to make the statements therein not misleading, and not provided to JWCFS or Newco or its counsel by that Genesis Member (each such Damages Claim being a "Genesis Member Indemnified Loss"); notwithstanding any other provision of this Agreement, any Damages Claim against a Genesis Member pursuant to a breach of a representation, covenant or warranty contained in Article 3 shall be recoverable from such Member from the first dollar of loss, up to an amount equal to the consideration (valued as of the Effective Time) received by such Genesis Member in the LLC Exchange, first from such Genesis Members' pro rata share of the Escrowed Shares and then from such Genesis Member. In no event shall a Genesis Member's liability exceed an amount equal to the consideration (valued as of the Effective Time) received by such Genesis Member in the LLC Exchange.

     9.3   Indemnification of JWCFS Indemnified Parties.  JWCFS covenants
           --------------------------------------------
and agrees that it will indemnify each JWCFS Indemnified Party against, and hold each JWCFS Indemnified Party harmless from and in respect of, all Damages Claims that arise from, are based on, or relate or otherwise are attributable to
(i) any breach by JWCFS or, if applicable, Newco of its representations and warranties set forth herein or in its certificates delivered to Genesis or the Genesis Members in connection herewith, (ii) any nonfulfillment of any covenant or agreement on the part of JWCFS or, if applicable, Newco under this Agreement (each such Damages Claim being an "JWCFS Indemnified Loss"); or (iii) any liability under the Securities Act, the Exchange Act, or other applicable Governmental Requirement that arises out of or is based on (A) any untrue statement or alleged untrue statement of a Material fact relating to JWCFS or any JWCFS Subsidiary (other than Genesis prior to the Effective Time) contained in the Registration Statement or any prospectus forming a part thereof, or any amendment thereof or supplement thereto, or (B) any omission or alleged omission to state therein a Material fact relating to JWCFS any JWCFS Subsidiary (other than Genesis prior to the Effective Time) required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made.

     9.4   Conditions of Indemnification.  All claims for indemnification
           -----------------------------
under this Agreement shall be asserted and resolved as follows in this
Section 9.4:

     (a) A party claiming indemnification under this Agreement (an "Indemnified Party") shall promptly (i) notify the party from whom indemnification is sought (the "Indemnifying Party") of any third-party claim or claims asserted against the Indemnified Party ("Third Party Claim") that could give rise to a right of indemnification under this Agreement (ii) transmit to the Indemnifying Party a written notice ("Claim Notice") describing in reasonable detail the nature of the Third Party Claim, a copy of all papers served with respect to that claim (if any), an estimate of the amount of Damages attributable to the Third Party Claim to the extent feasible (which estimate shall not be conclusive of the final amount of such claim), and the basis for the Indemnified Party's request for indemnification under this Agreement. Except as set forth in Section 9.1, the failure to promptly deliver a Claim Notice shall not relieve the Indemnifying Party of its obligations to the Indemnified Party with respect to the related Third Party Claim, except to the extent that the resulting delay is materially prejudicial to the defense of that claim. Within 30 days after receipt of any Claim Notice (the "Election Period"), the Indemnifying Party shall notify the Indemnified Party whether the Indemnifying Party disputes its potential liability to the Indemnified Party under this
Article 9 with respect to that Third Party Claim and, if the Indemnifying Party does not dispute its potential liability to the Indemnified Party with respect to that Third Party Claim, whether the Indemnifying Party desires, at the sole cost and expense of the Indemnifying Party, to defend the Indemnified Party against that Third Party Claim.

     (b)   If the Indemnifying Party does not dispute its potential liability to the Indemnified Party and notifies the Indemnified Party within the Election Period that the Indemnifying Party elects to assume the defense of the Third Party Claim, then the Indemnifying Party shall have the right to defend, at its sole cost and expense, that Third Party Claim by all appropriate proceedings, which proceedings shall be prosecuted diligently by the Indemnifying Party to a final conclusion or settled at the discretion of the Indemnifying Party in accordance with this Section 9.4(b) and the Indemnified Party will furnish the Indemnifying Party with all information in its possession with respect to that Third Party Claim and otherwise cooperate with the Indemnifying Party in the defense of that Third Party Claim; provided, however, that the Indemnifying
                                   --------  -------
Party shall not enter into any settlement with respect to any Third Party Claim that purports to limit the activities of, or otherwise restricts in any way, any Indemnified Party or any Affiliate of any Indemnified Party without the prior consent of that Indemnified Party (which consent may be withheld in the sole discretion of that Indemnified Party). The Indemnified Party is hereby authorized, at the sole cost and expense of the Indemnifying Party, to file, during the Election Period, any motion, answer, or other pleadings that the Indemnified Party shall deem necessary or appropriate to protect its interests. The Indemnified Party may participate in, but not control, any defense or settlement of any Third Party Claim controlled by the Indemnifying Party pursuant to this Section 9.4(b) and will bear its own costs and expenses with respect to that participation; provided, however, that if the named parties to
                               --------  -------
any such action (including any impleaded parties) include both the Indemnifying Party and the Indemnified Party, and the Indemnified Party has been advised by counsel that there may be one or more legal defenses available to it that are different from or additional to those available to the Indemnifying Party, then the Indemnified Party may employ separate counsel at the expense of the Indemnifying Party, and, on its written notification of that employment, the Indemnifying Party shall not have the right to assume or continue the defense of such action on behalf of the Indemnified Party.

     (c) If the Indemnifying Party (i) within the Election Period (A) disputes its potential liability to the Indemnified Party under this Article 9, (B) elects not to defend the Indemnified Party pursuant to Section 9.4(a) or (c) fails to notify the Indemnified Party that the Indemnifying Party elects to defend the Indemnified Party pursuant to Section 9.4(b) or (ii) elects to defend the Indemnified Party pursuant to Section 9.4(b) but fails to prosecute diligently and promptly or otherwise dispose of or settle the Third Party Claim, then the Indemnified Party shall have the right to defend, at the sole cost and expense of the Indemnifying Party (if the Indemnified Party is entitled to indemnification hereunder), the Third Party Claim by all appropriate proceedings, which proceedings shall be promptly and vigorously prosecuted by the Indemnified Party to a final conclusion or settled. The Indemnified Party shall have full control of such defense and proceedings. Notwithstanding the foregoing, if the Indemnifying Party has delivered a written notice to the Indemnified Party to the effect that the Indemnifying Party disputes its potential liability to the Indemnified Party under this Article 9 and if such dispute is resolved in favor of the Indemnifying Party, the Indemnifying Party shall not be required to bear the costs and expenses of the Indemnified Party's defense pursuant to this Section 9.4 or of the Indemnifying Party's participation therein at the Indemnified Party's request, and the Indemnified Party shall reimburse the Indemnifying Party in full for all reasonable costs and expenses of such litigation. The Indemnifying Party may participate in, but not control, any defense or settlement controlled by the Indemnified Party pursuant to this Section 9.4(c), and the Indemnifying Party shall bear its own costs and expenses with respect to such participation.

     (d) If any Indemnified Party has a claim against any Indemnifying Party hereunder that does not involve a Third Party Claim, the Indemnified Party shall transmit to the Indemnifying Party a written notice (the "Indemnity Notice") describing in reasonable detail the nature of the claim, an estimate of the amount of Damages attributable to that claim to the extent feasible (which estimate shall not be conclusive of the final amount of such claim), and the basis of the Indemnified Party's request for indemnification under this Agreement. If the Indemnifying Party does not notify the Indemnified Party within 30 days from its receipt of the Indemnity Notice that the Indemnifying Party disputes such claim, the claim specified by the Indemnified Party in the Indemnity Notice shall conclusively be deemed a liability of the Indemnifying Party hereunder. If the Indemnifying Party has timely disputed such claim, as provided above, such dispute may be resolved by proceedings in an appropriate court of competent jurisdiction if the parties do not reach a settlement of such dispute within 30 days after notice of a dispute is given.

     (e) Payments of all amounts owing by an Indemnifying Party pursuant to this Article 9 relating to a Third Party Claim shall be made within 30 days after the latest of (i) the settlement of that Third Party Claim, (ii) the expiration of the period for appeal of a final adjudication of that Third Party Claim, or (iii) the expiration of the period for appeal of a final adjudication of the Indemnifying Party's liability to the Indemnified Party under this Agreement. Payments of all amounts owing by an Indemnifying Party pursuant to
Section 9.4(d) shall be made within 30 days after the later of (i) the expiration of the 30-day Indemnity Notice period or (ii) the expiration of the period for appeal of a final adjudication of the Indemnifying Party's liability to the Indemnified Party under this Agreement.

     9.5.  Limitation on Remedies.  The remedies provided in this Agreement
           ----------------------
shall not be exclusive of any other rights or remedies available to one party against the other, either at law or in equity but shall be exclusive with respect to any Claim arising out of this Agreement or any transaction contemplated by this Agreement.

     9.6.  Limitations on Indemnification.
           ------------------------------

     (a) Notwithstanding the provisions of Section 9.2, no Genesis Member shall be required to pay any indemnification under Section 9.2(a) or 9.2(b) until the aggregate liability of the Genesis Members in respect of all Seller Indemnified Losses and Genesis Member Indemnified Losses exceeds, and only to the extent the aggregate amount does exceed, the Threshold Amount. In no event shall (i) the aggregate of (A) the joint and several liability of the Genesis Members under Section 9.2(a), and (B) the several liability of the Genesis Members under Section 9.2(b), except as expressly provided in Section 9.2(b) with respect to the Article 3 representations, exceed an amount equal to the closing sales price of the Newco Common Stock to be received on the Closing Date as listed on the AMEX (or the price of JWCFS Common Stock if Newco Common Stock is not yet trading) times ten percent of the number of shares of Newco Common Stock received by Genesis Members in the LLC Exchange (the "Indemnification Limit"), and (ii) the aggregate liability of any Genesis Member exceed that Genesis Member's Pro Rata Share of the Indemnification Limit (as set forth in ANNEX C hereto); provided, however, any and all recovery (except as expressly
                 --------  -------
set forth in Section 9.2(b) with respect to the Article 3 representations) shall be limited to the Escrowed Shares, except with respect to any damage claim properly made with respect to Section 3.2 or 3.3 and the representations with respect to Partnership Tax Status after release of shares from the Escrow Account. For purposes of determining the amount of any Seller Indemnified Loss or Genesis Member Indemnified Loss, no effect will be given to any resulting Tax benefit to any Seller Indemnified Party. Notwithstanding anything to the contrary set forth elsewhere in this Agreement, no Genesis Member shall have any personal liability (nor shall such Member's share of the Escrowed Shares be a source of recovery for) any breach of any representation, warranty or covenant by any other Genesis Member.

     (b) Notwithstanding the provisions of Section 9.3, JWCFS shall not be required to pay any indemnification to any of the JWCFS Indemnified Parties until the aggregate liability of JWCFS in respect of all JWCFS Indemnified Losses, exceeds, and only to the extent the aggregate amount does exceed, the Threshold Amount. In no event shall JWCFS be liable under this Agreement, including Section 9.3, for any amount in excess of the Indemnification Limit. For purposes of determining the amount of JWCFS Indemnified Losses, no effect will be given to any resulting Tax benefit to any JWCFS Indemnified Party.

                                   ARTICLE 10
                        CLOSING AND CONDITIONS PRECEDENT

     10.1   Closing.
            -------

     10.1.1 Time and Place of Closing. The transactions contemplated herein shall be consummated (the "Closing") at the offices of Kilpatrick Stockton LLP, or such other place that the parties mutually agree upon, as soon as practicable after approval of the Share Exchange by the JWCFS Shareholders as contemplated by Section 8.12 hereof, such date (the "Closing Date") to be mutually agreed upon by the parties hereto, but in any event to be not later than June 30, 1998. Articles of Share Exchange (including a copy of the Plan of Share Exchange) shall be filed in the State of Florida not later than the Closing Date, and the Share Exchange shall become effective as provided in the Plan of Share Exchange.

     10.1.2 Exchange of Other Closing Documents. The closing certificates, documents, opinions of counsel, and other instruments to be delivered and actions to be taken pursuant to this Agreement to effectuate the Combination, and not previously so delivered or taken, shall be delivered or taken at the Closing.

     10.2   Conditions Precedent to the Obligations of JWCFS and Newco.  All of
            ----------------------------------------------------------
the obligations of JWCFS and Newco under this Agreement are subject to the fulfillment or waiver prior to or at the Closing of each of the following conditions:

     10.2.1 Accuracy of Representations and Warranties. The representations and warranties of Genesis and the Genesis Members contained herein or in any certificate, schedule, or other document delivered pursuant to the provisions hereof or in connection herewith shall be true and correct as of the Closing Date with the same effect as though such representations and warranties had been made at the Closing Date, except to the extent such representations and warranties expressly relate only to an earlier date, and except for changes expressly approved by JWCFS.

     10.2.2 Compliance with Obligations and Conditions. Genesis and the Genesis Members shall have performed each of its or their obligations and complied with all agreements and conditions required by this Agreement to be performed or complied with by it or them prior to or at the Closing, including any obligation of Genesis or a Genesis Member contemplated by a condition referred to in this Section 10.2.

     10.2.3  Closing Documents.  Genesis shall have delivered to JWCFS and
Newco:

             (a) Certifications from at least 90% of the holders of Voting Membership Interests of the Genesis Members authorizing the proper officers of Genesis to effect a transfer of all of their outstanding Membership Interests of Genesis to Newco in exchange for Newco Stock.

             (b) Certificates executed by the President and the Chief Financial Officer of Genesis, dated the Closing Date, and certifying in such detail as JWCFS may reasonably request to the fulfillment of the conditions specified in Sections 10.2.1 and 10.2.2 hereof;

             (c) Duly adopted resolutions of the Genesis Members and Board of Directors, certified by the Secretary or an Assistant Secretary of Genesis as of the Closing Date, (i) authorizing and approving the execution and delivery of this Agreement and the LLC Exchange on behalf of Genesis, and the consummation of the transactions contemplated herein and therein in accordance with their respective terms, and (ii) authorizing and approving all other necessary and proper corporate actions to enable Genesis to comply with the terms hereof;

             (d) A Certificate of the Secretary of State of California, dated a Current Date, as to the legal existence and good standing of Genesis under California law;

             (e) Certificates from the Secretary of State of each jurisdiction in which Genesis is required to be qualified as a foreign corporation for the transaction of business, dated a Current Date, as to the due qualification and good standing of Genesis under the laws of such jurisdiction; and

             (f) An opinion of Feldman, Waldman & Kline, counsel for Genesis, dated the Closing Date, substantially in the form set forth as EXHIBIT H, with such modifications as shall be reasonably acceptable to legal counsel for JWCFS.

             (g) Fully paid up key man term life insurance policies, owned by and in the name of Genesis, insuring the lives of Messrs. Will K. Weinstein and Stapleton with a death payout of $3,500,000 and $600,000, respectively.

     10.2.4 Genesis Consents and Approvals. Genesis shall have obtained and delivered to JWCFS and Newco the consent of any Person to the transactions contemplated by this Agreement (including any consents or approvals required from any Governmental Authority and any required approval of the NYSE), where such consent or approval is required for effective consummation of the Combination.

     10.2.5 Securities Law Compliance as to Genesis Members. Genesis shall have delivered to JWCFS and Newco an agreement of the Genesis Members in form and substance reasonably satisfactory to JWCFS with respect to such persons eligibility to be issued shares of Newco Common Stock in exchange for their Genesis Membership Interests without the registration of such issuance under the Securities Act and any applicable state laws.

     10.2.6 No Dissenting Genesis Members. No Genesis Member shall have exercised any statutory or other right to dissent from the LLC Exchange and receive payment in cash for any Genesis Membership Interest.

     10.2.7 Tax Opinion. JWCFS shall have received an opinion from Kilpatrick Stockton LLP in form and substance reasonably satisfactory to JWCFS, to the effect that: (a) the Combination and the issuance of shares of Newco Common Stock in connection therewith, as described herein will constitute a nonrecognition transaction under Section 351 of the Code with respect to the JWCFS Shareholders; (b) no gain or loss will be recognized by JWCFS Shareholders upon the exchange of JWCFS Common Stock solely for Newco Common Stock in connection with the Combination; and (c) the tax basis of Newco Common Stock received by JWCFS Shareholders pursuant to the Combination will be the same as the tax basis of JWCFS Common Stock exchanged therefor.

     10.2.8 Schedules and Due Diligence. Genesis shall have delivered to JWCFS not later than January 31, 1998, the Schedules to this Agreement to be delivered by Genesis (the "Genesis Disclosure Schedules"), and JWCFS, based on its review of the Genesis Disclosure Schedules and other due diligence reviews and examinations of information about Genesis and its business (whether or not included as part of the Genesis Disclosure Schedules), shall not have informed Genesis in writing by February 15, 1998 that JWCFS in good faith is dissatisfied with information learned about Genesis and that JWCFS wishes to terminate this Agreement.

     10.2.9 SEC Compliance Documents. The Form S-4 Registration Statement for the issuance of shares of Newco Common Stock to JWCFS Shareholders in the Share Exchange shall have become effective, and no stop order suspending the effectiveness thereof or other action preventing the use thereof for that purpose shall have been issued and be in effect, and the Commission shall not have initiated or threatened to initiate Litigation for that purpose.

     10.2.10 AMEX Listing. The shares of Newco Common Stock to be outstanding, covered by outstanding options, purchase rights, or warrants, or covered by Newco Option Plans upon effectiveness of the Combination, shall have been approved for listing upon issuance on the AMEX.

     10.2.11 Employment Agreement Matters. The agreements with respect to the existing and future employment and compensation arrangements for Messrs. Leeds, Marks, Weinstein, and Stapleton contemplated by Sections 8.2 through 8.6 shall be performed as and to the extent required hereby to be performed as of the Closing.

     10.2.12 Shareholder Approval. The holders (a) a majority of the outstanding shares of JWCFS Common Stock entitled to vote thereon shall have voted in favor of approval of the Share Exchange and (b) a majority of the shares of JWCFS Common Stock voting thereon shall have voted in favor of each other matter required to be submitted for a shareholders' vote thereon in connection with the consummation of the Share Exchange or the Combination.

     10.2.13 Certain Financial Performance Matters. Genesis shall deliver an unaudited balance sheet of Genesis, prepared in accordance with GAAP and Regulation S-X of the Commission, without footnotes, certified by the Chief Financial Officer of Genesis and dated not earlier than five business days immediately preceding the Closing Date (the "Genesis Combination Balance Sheet"), which shall reflect members' capital (which shall not include as capital any amounts allocable to the Class C and Class D members of Genesis) of at least (a) $3,000,000, no part of which shall be goodwill, plus (b) an amount equal to 37.5% of the net income of Genesis for the period beginning January 1, 1998 and ending on the Closing Date (the "Minimum Balance Sheet Amount"), provided that for the purpose of calculating Genesis net income, no expenses attributable to the negotiation and carrying out of the transactions contemplated by this Agreement shall be deducted from gross income and in no event shall the Minimum Balance Sheet Amount be less than $3,000,000. In addition, the audited statement of operations of Genesis for the year ended December 31, 1997 shall reflect net income of at least $3,800,000. JWCFS shall have received from Genesis a certificate of the Chief Financial Officer of Genesis dated the Closing Date stating that as of the Closing Date the members' capital of Genesis on the Closing Date is at least equal to the Minimum Balance Sheet Amount reflected on the Genesis Combination Balance Sheet.

     10.2.14 Accountants' Letters. JWCFS shall have received from Lallman, Feltman, Shelton & Peterson, P.A., letters dated not more than five days prior to (a) the date of the filing or effectiveness, as the case may be, of each SEC Compliance Document and (b) the Effective Time, in each such case with respect to financial information regarding Genesis included in such SEC Compliance Document, in form and substance that is customary in such letters in connection with transactions of the nature contemplated by this Agreement.

     10.2.15 HSR Act Matters. If JWCFS shall determine that filings pursuant to and under the HSR Act are necessary or appropriate in connection with the effectuation of this Agreement, and shall advise Genesis of that determination, Genesis and the Genesis Members will promptly compile and file under the HSR Act such information respecting it as the HSR Act requires of Genesis or the Genesis Members, and the expiration or termination of the applicable waiting period and any extension thereof under the HSR act shall be deemed a condition precedent to the Closing.

     10.2.16 Maintenance of Two Members of Genesis. At the election of JWCFS and Newco: (a) Genesis shall have taken the actions contemplated by Section 2.9 hereof in order to permit the LLC Georgia Merger to become effective simultaneously with the LLC Exchange; (b) the Genesis Members shall have caused their Membership Interests to be conveyed in the LLC Exchange to Newco and a designated Newco Affiliate rather than solely to Newco; or (c) an Affiliate of Newco shall have received a Special Continuing Genesis Interest.

     10.2.17 JWCFS Consents and Approvals. JWCFS shall have received any and all consents and approvals to this transaction required pursuant to the terms of contracts or agreements to which JWCFS is a party on the date of this Agreement and which are referred to in Schedule 6.5.

     10.3    Conditions Precedent to the Obligations of Genesis and the Genesis
             ------------------------------------------------------------------
Members.  All of the obligations of Genesis and the Genesis Members under this
-------
Agreement are subject to the fulfillment or waiver prior to or at the Closing of each of the following conditions:

     10.3.1 Accuracy of Representations and Warranties. The representations and warranties of JWCFS and Newco contained herein or in any certificate, schedule, or other document delivered pursuant to the provisions hereof, or in connection herewith, shall be true and correct as of the Closing Date with the same effect as though such representations and warranties had been made as of the Closing Date, except to the extent such representations and warranties expressly relate only to an earlier date, and except for changes contemplated by this Agreement or approved by Genesis.

     10.3.2 Compliance with Obligations and Conditions. JWCFS and Newco shall have performed each of its or their respective obligations and complied with all agreements and conditions required by this Agreement to be performed or complied with by it or them prior to or at the Closing, including any obligation of JWCFS or Newco contemplated by a condition referred to in this Section 10.3.

     10.3.3 Certain Closing Documents. JWCFS or Newco, as the case may be, shall have delivered to Genesis:

             (a) Certificates executed by the President and the Chief Financial Officer of JWCFS, dated the Closing Date, and certifying in such detail as Genesis may reasonably request to the fulfillment of the conditions specified in Sections 10.3.1 and 10.3.2 hereof;

             (b) Duly adopted resolutions of the respective Boards of Directors of JWCFS and Newco, certified by the Secretary or an Assistant Secretary of JWCFS or Newco, as the case may be, as of the Closing Date, (i) authorizing and approving the execution and delivery of this Agreement and the Share Exchange on behalf of JWCFS or Newco, as the case may be, and the consummation of the transactions contemplated herein and therein in accordance with their respective terms, and (ii) authorizing and approving all other necessary and proper corporate actions to enable JWCFS or Newco, as the case may be, to comply with the terms hereof;

             (c) A certificate of the Secretary or an Assistant Secretary of JWCFS confirming the approval of the Share Exchange by the holders of a majority of the outstanding shares of JWCFS Common Stock;

             (d) A certificate from the Secretary of State of the State of Florida, dated a Current Date, as to the legal existence and good standing of JWCFS and Newco under the laws of Florida;

             (e) Certificates from the Secretary of State of each jurisdiction in which JWCFS is required to be qualified as a foreign corporation for the transaction of business, dated a Current Date, as to the due qualification and good standing of JWCFS under the laws of such jurisdiction; and

             (f) An opinion of Kilpatrick Stockton LLP, counsel for JWCFS, dated the Closing Date, substantially in the form set forth as Exhibit I, with such modifications as shall be reasonably acceptable to legal counsel for Genesis.

     10.3.4 Tax-Free Reorganization. Genesis shall have received reasonable assurance (other than a ruling from the Internal Revenue Service) that the Combination will constitute a nonrecognition transaction within the meaning of
Section 351 of the Code, including an opinion of Kilpatrick Stockton LLP addressed to Genesis with respect to the matters addressed in Section 10.2.7 hereof.

     10.3.5 Consents and Approvals. JWCFS and Newco shall have obtained and delivered copies thereof to Genesis the consent of any Person to the transactions contemplated by this Agreement (including any consents or approvals required from any Governmental Authority), where such consent or approval is required for effective consummation of the Combination.

     10.3.6 Employment Agreement Matters. The agreements with respect to the existing and future employment arrangements for Messrs. Leeds, Marks, Weinstein, and Stapleton contemplated by Sections 8.2 through 8.6 shall be performed as and to the extent required hereby as of the Closing.

  10.3.7 Schedules and Due Diligence. JWCFS shall have delivered to Genesis not later than January 31, 1998, the Schedules to be delivered by JWCFS (the " JWCFS Disclosure Schedules"), and Genesis, based on its review of the JWCFS Disclosure Schedules and other due diligence reviews and examinations of information about JWCFS and its business (whether or not included as part of the JWCFS Disclosure Schedules), shall not have informed JWCFS in writing by February 15, 1998 that Genesis in good faith is dissatisfied with information learned about JWCFS and that Genesis wishes to terminate this Agreement.

  10.3.8 Member Transfer. The holders of at least 90% of the outstanding Genesis Voting Membership Interests shall have effected the transfer of their Genesis Membership Interests in the LLC Exchange.

  10.3.9 Shareholder Approval. The holders (a) a majority of the outstanding shares of JWCFS Common Stock entitled to vote thereon shall have voted in favor of approval of the Share Exchange and (b) a majority of the shares of JWCFS Common Stock voting thereon shall have voted in favor of each other matter required to be submitted for a shareholders' vote thereon in connection with the consummation of the Share Exchange or the Combination.

  10.3.10 AMEX Listing. The shares of Newco Common Stock to be outstanding, covered by outstanding options, purchase rights, or warrants, or covered by Newco Option Plans upon effectiveness of the Combination, shall have been approved for listing upon issuance on the AMEX.

                                  ARTICLE 11
                                  TERMINATION

  To the extent and under the circumstances set forth in the following Sections of this Article 11, this Agreement may be terminated, and the Combination may be abandoned, at any time by Genesis or JWCFS, prior to the Effective Time, before or after the approval thereof by the JWCFS Shareholders or the Genesis Members, upon written notice to the other party:

  11.1  Material Adverse Change to Genesis.  By JWCFS, if a material adverse
        ----------------------------------
change in the financial condition or business of Genesis, considered as a whole, shall have occurred, or Genesis shall have suffered a material loss or damage to any of its properties or assets, which loss or damage materially adversely affects or impairs the ability of to conduct such business after the Combination.

  11.2  Material Adverse Change to JWCFS.  By Genesis, if a material adverse
        --------------------------------
change in the financial condition or business of JWCFS, considered as a whole, shall have occurred, or JWCFS shall have suffered a material loss or damage to any of its properties or assets, which loss or damage materially and adversely affects or impairs the ability of Newco to conduct such business after the Combination.

  11.3  Non-Compliance by Genesis or Genesis Members.  By JWCFS, if the terms,
        --------------------------------------------
covenants, or conditions of this Agreement to be complied with or performed by Genesis or any Genesis Member at or before the Closing shall not by that time have been complied with or performed and such non-compliance or non-performance shall not have been waived by JWCFS in writing or by means of the election described in the last sentence of Section 11.7 hereof.

  11.4  Non-Compliance by JWCFS or Newco.  By Genesis, if the terms,
        --------------------------------
covenants, or conditions of this Agreement to be complied with or performed by JWCFS or Newco at or before the Closing shall not by that time have been complied with or performed and such non-compliance or non-performance shall not have been waived by Genesis in writing or by means of the election described in the last sentence of Section 11.7 hereof.

  11.5  Litigation Regarding the Combination.  By the Board of Directors of
        ------------------------------------
either Genesis or JWCFS, if there shall be pending against Genesis, Newco, or JWCFS, or threatened in a writing received by either party, any Litigation seeking or threatening to seek to enjoin the Combination, or to obtain material damages or the payment of material penalties if the Combination is consummated; provided, however, that the Board of Directors or the Executive Committee of the
--------  -------
party seeking to terminate this Agreement on that basis (a) shall have received a written opinion of its counsel, within thirty (30) days after the institution or threat of such Litigation to the effect that, after reasonable investigation and based on facts available to such counsel, such Litigation (whether directed at such party or another party) has a reasonable probability of success, and (b) shall have on a reasonable basis determined that the payment of such damages or penalties would materially and adversely affect the business, assets, results of operations, financial condition, or prospects of the party against whom such damages or penalties would be assessed. Genesis and JWCFS (on behalf of itself and Newco) each shall promptly notify the other of any Litigation of the type that is the subject of this Section 11.5 that is commenced or threatened against such party.

  11.6  Requirements and Effect of Termination.  Upon any termination of this
        --------------------------------------
Agreement pursuant to any of SECTIONS 11.1 through 11.5, no party hereto shall have any liability or further obligation to any other party, except to the extent provided in Sections 8.8 and 8.15.

  11.7  Election to Close Despite Failure to Satisfy Conditions.  If any of
        -------------------------------------------------------
the conditions specified in Section 10.2 hereof has not been satisfied, JWCFS may nevertheless, at its election, proceed with the transaction contemplated hereby; and, if any of the conditions specified in Section 10.3 hereof has not been satisfied, Genesis may nevertheless, at the election of Genesis, proceed with the transactions contemplated hereby.

If either Genesis or JWCFS shall have notified the other party in writing of an occurrence that will cause a condition precedent to the obligations of the notified party hereunder to close not to be satisfied (and such condition precedent is identified by number in such notice), including without limitation a change in circumstances or discovery of information not previously known to the notifying party that would make any representation or warranty by the notifying party in this Agreement not true as at the Closing Date (and such representation or warranty is identified by number in such notice), then an election by the notified party to proceed with the Closing despite a failure by the notifying party to satisfy the conditions to this Agreement shall constitute a waiver by the notified party of any right it may have as a result of the notifying party's breach of any representation, warranty, covenant, or agreement contained in this Agreement.

  11.8  Other Acquisition Proposals; Failure to Receive Fairness Opinion.  By
        ----------------------------------------------------------------
the Board of Directors of JWCFS, upon two days' prior notice to Genesis, if, (a) as a result of an Acquisition Proposal by a Person other than Genesis or Newco, the Board of Directors of JWCFS determines, after receipt of advice from legal counsel to JWCFS, that the failure by JWCFS to accept such proposal could cause the Board of Directors to violate its fiduciary duties to the shareholders of JWCFS under applicable law, or (b) if JWCFS shall be unable to obtain from an independent investment banking firm an opinion to the effect that the Share Exchange and the Combination as a whole are fair, from a financial point of view, to the shareholders of JWCFS.

  11.9  Review of SEC Compliance Documents.  By the Executive Committee of
        ----------------------------------
Genesis, upon written request from a Genesis Member made within seven (7) business days of delivery to the Genesis Members of the SEC Compliance Documents as provided in Section 8.19 if such Genesis Member objects to consummation of the LLC Exchange as a result of reviewing the SEC Compliance Documents and Genesis and JWCFS do not otherwise agree upon a resolution of such Genesis Member's objection.

  11.10  Extended Delay of Combination.  By the Board of Directors of JWCFS or
         -----------------------------
Newco or by the Executive Committee of Genesis if the Combination shall not have become effective by June 30, 1998.

  11.11  JWCFS Dissenters.  By Genesis, if the holders of more than 10% of the
         ----------------
outstanding shares of JWCFS Common Stock elect to exercise any applicable right to dissent from the Share Exchange and demand payment of the fair value of their shares.

                                   ARTICLE 12
                           GENERAL AND MISCELLANEOUS

  12.1  Notices, Etc.  All notices required or permitted hereunder shall be in
        ------------
writing, and shall be deemed to be delivered and received (a) if personally delivered or, if delivered by telegram, facsimile, or courier service, when actually received by the party to whom notice is sent (or upon confirmation of receipt received by the sender), or (b) if delivered by mail (whether actually received or not), at the close of business on the third business day next following the day when placed in the mail, postage prepaid, certified or registered, addressed to the appropriate party or parties, at the address of such party set forth below (or at such other address as such party may designate by written notice to all other parties in accordance herewith):

        (a)  If to JWCFS or Newco:

                     980 North Federal Highway
                     Suite 210
                     Boca Raton, Florida  33432
                     Attention: Marshall T. Leeds, President

        With a copy to:

                     Kilpatrick Stockton LLP
                     1100 Peachtree Street
                     Suite 1100
                     Atlanta, Georgia, 30309
                     Attention:  W. Randy Eaddy, Esq.

        (b)  If to Genesis:

                     909 Montgomery, Suite 600
                     San Francisco, California  94133
                     Attention:  Will K. Weinstein, President

             With a copy to:

                     Feldman, Waldman & Kline
                     3 Embarcadero Center
                     28th Floor
                     San Francisco, California  94111-4066
                     Attention: David L. Kanel, Esq.

        (c) If to the Genesis Members then addressed and sent to each Genesis Member set forth on ANNEX G.

             With a copy to:

                     Feldman, Waldman & Kline
                     3 Embarcadero Center
                     28th Floor
                     San Francisco, California  94111-4066
                     Attention:  David L. Kanel, Esq.

  12.2  Entire Agreement.  This Agreement, including the Annexes, Exhibits and
        ----------------
Schedules hereto, supersedes all prior discussions, understandings, term sheets, and agreements of any sort by and among Genesis, the Genesis Members, and JWCFS with respect to the Combination and the other matters contained herein or contemplated hereby, and this Agreement constitutes the sole and entire agreement by and among the parties hereto with respect to the transactions contemplated herein.

  12.3  Amendments; Modifications; Waivers.  This Agreement may be amended or
        ----------------------------------
modified only by an instrument in writing executed by the party against whom enforcement of the amendment or modification is sought. The President or any Vice President of any party may by a signed writing give any consent, take any action, waive any inaccuracies in representations or other compliance by any other party to any of the covenants or conditions herein, modify the terms of this Agreement, or take any other action deemed by him to be necessary or appropriate to consummate the transactions contemplated by this Agreement; provided, however, that no such consent, waiver (other than a waiver described
--------  -------
in Section 11.7 hereof), modification, or other action given or taken after this Agreement has been approved by the Genesis Members or the JWCFS Shareholders shall (i) reduce the consideration payable to the Genesis Members in the Combination, (ii) reduce substantially the rights or benefits of the JWCFS Shareholders, or (iii) increase the indemnification obligation of any Genesis Member.

  12.4  Counterparts; Headings. This Agreement may be executed in any number
        ----------------------
of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The headings set out herein are for convenience of reference only and shall not be deemed a part of this Agreement.

  12.5  Binding Effect. This Agreement shall be binding upon and shall inure
        --------------
to the benefit of the parties hereto and their respective successors, but it may not be assigned by any party without the consent of the other.

  12.6  Governing Law. This Agreement is made under, and shall be governed by
        -------------
and construed and enforced in accordance with, the substantive laws of the State of Florida without regard to the conflict of interests provisions thereto.

  12.7  Further Assurances. Each party hereby agrees that it will, from time
        ------------------
to time, whether before or after the Closing, at any other party's reasonable and good faith request and without further consideration, execute and deliver such further and other transfers, assignments and documents and do all matters and things that may be necessary or convenient to more effectively and completely carry out the intentions of this Agreement.

  12.8  Exercise of Rights and Remedies. Except as otherwise provided herein,
        -------------------------------
no delay or omission in the exercise of any right, power, or remedy accruing to any party hereto as a result of any breach or default hereunder by any other party hereto shall impair any such right, power, or remedy, nor shall it be construed, deemed, or interpreted as a waiver of or acquiescence in any such breach or default, or of any similar breach or default occurring later; nor shall any waiver of any single breach or default be construed, deemed, or interpreted as a waiver of any other breach or default hereunder occurring before or after that waiver.

  12.9  Time. Time is of the essence in the performance of this Agreement in
        ----
all respects.

  12.10 Restriction on Trading.  Genesis and the Genesis Members agree that
        ----------------------
they will not trade (or cause or encourage any third party to trade), and Genesis and the Genesis Members will use their respective best efforts to assure that none of the Genesis Representatives will trade (or cause or encourage any third party to trade), in the JWCFS Common Stock (or securities convertible into or exercisable for shares of JWCFS Common Stock), while in possession of any material non-public information concerning JWCFS.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

  IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers and their corporate seals to be affixed, all as of the day and year first above written.

(CORPORATE SEAL)                                        "JWCFS"


                                        JW CHARLES FINANCIAL SERVICES, INC.

Attest:


                                        By:
-----------------------------------        -----------------------------------
Secretary or Assistant Secretary           Marshall T. Leeds, President
                                           and Chief Executive Officer


(CORPORATE SEAL)                                        "NEWCO"


                                        JW GENESIS FINANCIAL CORP.

Attest:


                                        By:
-----------------------------------        -----------------------------------
Secretary or Assistant Secretary           Marshall T. Leeds, President
                                           and Chief Executive Officer


(SEAL)                                                  "GENESIS"


                                        GENESIS MERCHANT GROUP SECURITIES
                                        LLC



                                        By:
                                           -----------------------------------
                                        Name:   Philip C. Stapleton
                                        Title:  President


                                        [Signature Blocks Continue on Following
                                         Page]

                                                    "GENESIS MEMBERS"


                                        THE WILL K. WEINSTEIN REVOCABLE
                                        TRUST UNDER TRUST AGREEMENT DATED
                                        FEBRUARY 27, 1990


                                        By:
                                           ------------------------------------
                                           WILL K. WEINSTEIN, TRUSTEE


                                                                         (Seal)
                                        ---------------------------------
                                        PHILIP C. STAPLETON


                                                                         (Seal)
                                        ---------------------------------
                                        JEFFREY H. LEHMAN


                                                                         (Seal)
                                        ---------------------------------
                                        ODED LEVY


                                                                         (Seal)
                                        ---------------------------------
                                        HARVEY MORGAN


                                                                         (Seal)
                                        ---------------------------------
                                        ERIK C. COLBERG


                                                                         (Seal)
                                        ---------------------------------
                                        MATHEW J. HOLSCHER


                                                                         (Seal)
                                        ---------------------------------
                                        MARK S. SCARMATO


                 [Signature Blocks Continue on Following Page]

                                                                          (Seal)
                                        ----------------------------------
                                        BARBARA A. YAMANAKA


                                                                          (Seal)
                                        ----------------------------------
                                        ADAM P. ATHERTON


                 [Signature Blocks Continue on Following Page]

                                 SZRL Investments, an Illinois partnership

                                 By:  Samuel Zell Revocable Trust established
                                      Under Trust Agreement dated January 17,
                                      1990, General Partner

                                      By:
                                         ---------------------------------------
                                               Samuel Zell, Trustee

                                 By: Robert H. and Ann Lourie Trust established Under Trust Agreement establishing The Robert Lourie Revocable Trust dated December 1989, General Partner

                                      By:
                                         ---------------------------------------
                                               Mark Slezak, Trustee


                 [Signature Blocks Continue on Following Page]

                                      N.F.P. TRUSTS NOS. 2, 4, 6, 8, 10, 12,
                                      14, 16, 18, 20, AND 22


                                      By:
                                         ---------------------------------------
                                            Robert A. Pritzker, Co-Trustee


                                      By:
                                         ---------------------------------------
                                            Jay A. Pritzker, Co-Trustee


                                      N.F.P. QSST TRUSTS NOS. 1, 3, 5, 7, 9,
                                      11, 13, 15, 17, 19, AND 21


                                      By:
                                         ---------------------------------------
                                            Robert A. Pritzker, Co-Trustee


                                      By:
                                         ---------------------------------------
                                            Jay A. Pritzker, Co-Trustee

     The agreement of the foregoing parties (collectively, the "N.F.P. Trusts") to the Agreement and Plan of Combination, and to the First Amendment thereof, is subject to acceptance of the following additional provisions to be made a part of the Agreement and Plan of Combination by the other parties thereto:

     1. With respect to the JWCFS Disclosure Schedules and the Genesis Disclosure Schedules, the N.F.P. Trusts shall have the same rights to receipt of the schedules and to approval granted to Genesis and JWCFS in Sections 10.3.7 and 10.2.8, respectively.

     2. When this Agreement is executed by the trustee of any trust, such execution is by the trustee, not individually but solely as trustee in the exercise of and under the power and authority conferred upon and invested in such trustee, and it is expressly understood and agreed that nothing herein contained shall be construed as creating any liability on any such trustee personally to pay any amounts required to be paid hereunder, or to perform any covenant, either express or implied, contained herein, all such liability, if any, being expressly waived by the parties hereto by their execution hereof.

              [Signature Blocks Continue on Following Page]

                                                                          (Seal)
                                      ------------------------------------
                                      GAIL SENECA


                                      JB CAPITAL MANAGEMENT, INC.


                                      By:
                                         ---------------------------------
                                            Robert J. Puck, CFO